STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

MERRIMAC INDUSTRIES INC.                             FILTRAN MICROCIRCUITS INC.
  830212 ONTARIO INC.                                    K.N. RAMACHANDRAN
 B. JAYA RAMACHANDRAN                                   729024 ONTARIO LTD.
     PETER SMILEY                                          JOHN ANDREWS
      S.L. ROSS                                             RITA BHATIA
  TIGNER FAMILY TRUST                                     ROSS CHIARELLI
     HOWARD SOUCIE                                        ASHWINA BIJOOR
     CRAIG SUTTON                                           EAPEN KOSHY
RACHEL KOSHY IN TRUST                                       RACHEL KOSHY
       IAN BOLT                                             DORREN WHITE
     DEREK WHITE                                          GILLIAN PERSHAW
     PHILIP WHITE                                          CORANNE WHITE

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                          Dated as of December __, 1998
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
                                TABLE OF CONTENTS



ARTICLE I  PURCHASE PRICE AND CLOSING..........................................2
         1.01.  Purchase Price of the Stock....................................2
         1.02.  The Closing....................................................2
         1.03.  Adjustment to Purchase Price...................................2
         1.04.  Incorporation of Nominee.......................................3
         1.05.  Definitions....................................................4
ARTICLE IIA  REPRESENTATIONS AND WARRANTIES OF EACH SELLER.....................4
         2A.01.  Power and Capacity............................................4
         2A.02.  Title to Stock................................................4
         2A.03.  Incorporation; Organization; Books and Records................4
ARTICLE IIB  REPRESENTATIONS AND WARRANTIES OF SELLERS.........................5
         2B.01.  Binding Obligation............................................5
         2B.02.  Non-Contravention.............................................5
         2B.03.  Regulatory Approvals..........................................6
         2B.04.  Capitalization of the Company.................................6
         2B.05.  Subsidiaries and Equity Interests.............................6
         2B.06.  Qualifications, etc...........................................7
         2B.07.  Financial Statements..........................................7
         2B.08.  Absence of Certain Changes or Events..........................8
         2B.09.  Assets Other than Real Property Interests....................11
         2B.10.  Real Property Owned and Leased...............................12
         2B.11.  Patents, Trademarks, etc.....................................13
         2B.12.  Insurance....................................................14
         2B.13.  Commitments..................................................14
         2B.14.  Legal Proceedings............................................17
         2B.15.  Taxes........................................................18
         2B.16.  Compliance with Laws.........................................21
         2B.17.  Environment..................................................22
         2B.18.  Employee Benefit Plans; Termination and Severance
                  Agreements..................................................24
         2B.19.  Employee and Labor Matters...................................25
         2B.20.  Capital Expenditures.........................................26
         2B.21.  Warranties...................................................26
         2B.22.  Powers of Attorney...........................................26
         2B.23.  Customer Accounts Receivable; Inventories....................26
         2B.24.  Customers and Suppliers......................................27
         2B.25.  No Material Misstatement or Omission.........................27
         2B.26.  Stand Alone..................................................27
         2B.27.  Year 2000 Compliant..........................................27
         2B.28.  Retiree Liability............................................28
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF BUYER..........................28
         3.01.  Organization and Authority....................................28
         3.02.  Due Authorization; Binding Obligation.........................28
         3.03.  Non-Contravention.............................................28
         3.04.  Regulatory Approvals..........................................29
         3.05.  Investment Intent.............................................29
         3.06.  Nominee.......................................................29
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF 830212 SHAREHOLDERS.............29
         4.01.  Organization and Authority....................................29
         4.02.  Non-Contravention.............................................30
         4.03.  Regulatory Approvals..........................................30
         4.04.  Title to Stock................................................30
         4.05.  Capitalization................................................30
         4.06.  Subsidiaries and Equity Interests; Transactions with
                 Affiliates...................................................31
         4.07.  Organization; Books and Records...............................31
         4.08.  Compliance with Laws..........................................31
         4.09.  No Material Misstatement or Omission..........................31
         4.10.  No Undisclosed Liabilities....................................31
ARTICLE V  REPRESENTATIONS AND WARRANTIES OF 729024 SHAREHOLDERS..............32
         5.01.  Organization and Authority....................................32
         5.02.  Non-Contravention.............................................32
         5.03.  Regulatory Approvals..........................................33
         5.04.  Title to Stock................................................33
         5.05.  Capitalization................................................33
         5.06.  Subsidiaries and Equity Interests; Transactions with
                 Affiliates...................................................33
         5.07.  Organization; Books and Records...............................34
         5.08.  Compliance with Laws..........................................34
         5.09.  No Material Misstatement or Omission..........................34
         5.10.  No Undisclosed Liabilities....................................34

ARTICLE VI  PRE-CLOSING COVENANTS.............................................34
         6.01.  Corporate Investigation by Buyer..............................34
         6.02.  Confidentiality...............................................35
         6.03.  Intentionally Deleted.........................................36
         6.04.  Maintenance of Insurance......................................36
         6.05.  Additional Disclosure.........................................36
         6.06.  Certain Licenses and Permits..................................36
         6.07.  Non-Interference..............................................36
         6.08.  Other Transactions............................................37
         6.09.  Effect of Termination and Abandonment.........................37
         6.10.  Amalgamation of 830212 and 729024 with Company................37
         6.11.  Schedules.....................................................37
         6.12.  Financial Statements..........................................38
         6.13.  Due Diligence.................................................38
         6.14.  Assistance....................................................38
         6.15.  Form 116......................................................38
         6.16.  Escrow........................................................38
         6.17.  Real Estate...................................................39
         6.18.  Closing for Seller............................................39
         6.19.  Closing for Buyer.............................................40
ARTICLE VIIA  CONDUCT OF BUSINESS.............................................41
         7A.01.  Conduct of Business..........................................41
ARTICLE VIIB  PRE-CLOSING COVENANTS OF THE HOLDING COMPANIES..................44
         7B.01.  Accuracy of Representations and Warranties...................44
ARTICLE VIII  CONDITIONS TO BUYER'S OBLIGATIONS...............................45
         8.01.  Accuracy of Representations and Warranties....................45
         8.02.  Performance of Covenants......................................45
         8.03.  Government Approvals..........................................45
         8.04.  Consents......................................................45
         8.05.  No Legal Proceedings..........................................45
         8.06.  Stock Certificates............................................46
         8.07.  No Material Changes...........................................46
         8.08.  Employment Contract...........................................46
         8.09.  Intercompany Accounts.........................................46
         8.10.  Amalgamation..................................................46
ARTICLE IX  CONDITIONS TO SELLER'S OBLIGATIONS................................46
         9.01.  Accuracy of Representations and Warranties....................47
         9.02.  Performance of Covenants......................................47
         9.03.  Governmental Approvals........................................47
         9.04.  No Legal Proceedings..........................................47
         9.05.  Payment of Purchase Price.....................................47
ARTICLE X  SURVIVAL...........................................................47
         10.01.  Survival.....................................................47
ARTICLE XI  INDEMNIFICATION...................................................48
         11.01.  Environmental Indemnification by Sellers.....................48
         11.02.  Other Indemnification by Sellers.............................49
         11.03.  Indemnification by Buyer.....................................49
         11.04.  Third-Party Claims...........................................49
         11.05.  Offset.......................................................51
         11.06.  Indemnification Limitations and Mitigation...................51
ARTICLE XII  TERMINATION......................................................52
         12.01.  Mutual Agreement.............................................52
         12.02.  Noncompliance or Nonperformance..............................53
         12.03.  Due Diligence Termination....................................53
ARTICLE XIII  MISCELLANEOUS...................................................53
         13.01.  Integration; Amendment.......................................53
         13.02.  Seller's Agent...............................................53
         13.03.  Assignment...................................................54
         13.04.  Counterparts.................................................54
         13.05.  Headings.....................................................54
         13.06.  Waiver; Requirement of Writing...............................55
         13.07.  Finder's Fees; Brokers.......................................55
         13.08.  Expenses.....................................................55
         13.09.  Notices......................................................55
         13.10.  Applicable Law; Consent to Jurisdiction......................56
         13.11.  Public Announcements.........................................57
         13.12.  No Third-Party Beneficiaries.................................57
APPENDIX A....................................................................63
         DEFINITIONS 63

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT dated as of December [ ], 1998 by and among Merrimac Industries, Inc., a New Jersey corporation ("Buyer"), the Shareholders of 830212 Ontario Inc. listed on the signature pages hereto ("830212 Shareholders"), K.N. Ramachandran, B. Jaya Ramachandran, the Shareholders of 729024 Ontario Ltd. listed on the signature pages hereto ("729024 Shareholders"), Peter Smiley, John Andrews, S.L. Ross, Rita Bhatia, Tigner Family Trust, Ross Chiarelli, Howard Soucie, Ashwina Bijoor and Craig Sutton (individually a "Seller" and collectively, "Sellers"), Filtran Microcircuits, Inc., a corporation incorporated under the laws of Ontario (the "Company"), 830212 Ontario Inc. ("830212") and 729024 Ontario Ltd. ("729024") (collectively "Holding Companies").


                              W I T N E S S E T H :

     WHEREAS, Sellers, 830212 and 729024 own all of the issued and outstanding shares consisting of in the aggregate 1,052 common shares (the "Stock") of the Company;

     WHEREAS, the 830212 Shareholders own all the shares of 830212;

     WHEREAS, the 729024 Shareholders own all the shares of 729024;

     WHEREAS, the Buyer has the option to create an acquisition vehicle as its Nominee (the "Nominee") to acquire the Stock;

     WHEREAS, the Sellers shall cause the Amalgamation of the Holding Companies and the Company (the "Amalgamation") on or prior to the Closing Date (references to the Company herein shall include references to the corporation resulting from the Amalgamation); and

     WHEREAS, Buyer desires to purchase from Sellers, and each of the Sellers desires to sell to Buyer, the Stock upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto do hereby agree as follows:


                                    ARTICLE I


                           PURCHASE PRICE AND CLOSING


     1.01. Purchase Price of the Stock.

     Subject to all of the terms and conditions of this Agreement, Sellers shall sell the Stock to Buyer or its Nominee at the Closing (as defined in Section
1.02 below) and Buyer or its Nominee, in reliance on the covenants, representations and warranties of Sellers contained herein, shall purchase or cause to purchase the Stock from Sellers at the Closing for a purchase price (the "Purchase Price") equal to CDN $6,000,000. The Purchase Price shall be paid by Buyer or its Nominee to Seller at the Closing, in immediately available funds, or by certified or official bank checks payable to the order of Sellers in accordance with the amounts set forth on Schedule I. Buyer or its Nominee may, in its sole discretion, offer to satisfy up to CDN $2,000,000 of the Purchase Price through the issuance of common shares of the Buyer. Each Seller shall have the right in his, her or its discretion to accept or reject any such offer. In any such case, Buyer and any Sellers who agree to take Buyer's shares in payment of some or all of their share of the Purchase Price shall negotiate the number of Buyer's common shares to be issued and the value to be ascribed thereto. In connection therewith, the parties shall make such representations customary for a purchase of shares and acceptable to such Sellers acting reasonably, and shall assume such undertakings as to allow Buyer's shares to be issued without registration or qualification under the laws of the United States, Canada and any political subdivision thereof. Each of the Sellers shall deliver to Buyer at the Closing certificates for the Stock duly endorsed or with duly executed stock powers attached. Notwithstanding that Buyer may appoint a Nominee hereunder to acquire the Stock, the Buyer shall be liable for all of its obligations and those of its Nominee, as principal and not as surety, which arise under this Agreement.

     1.02. The Closing.

     The closing of the sale and purchase of the Stock (the "Closing") shall take place at the offices of LaBarge Weinstein, 333 Preston Street, 11th Floor, Ottawa, Ontario, Canada K1S 5N4 at 10:00 a.m. local time on January 22, 1999 (such time and date of the Closing being herein called the "Closing Date").

     1.03. Adjustment to Purchase Price.

     The aggregate purchase price to be paid by the Buyer for the Stock of the Company shall be subject to adjustment as follows: (i) if the total Net Book Value (as defined below) of the Company reflected on the Closing Balance Sheet ("Closing Net Book Value") is an amount less than CDN $1,850,000 (the "Base I Value"), within forty-five (45) days of the Closing Date, the Sellers, jointly and severally, will pay to the Buyer, in immediately available funds and in Canadian dollars, the amount equal to the excess of (a) the Base I Value over
(b) the total Closing Net Book Value and the Base Value or (ii) if the total Closing Net Book Value is an amount greater than CDN $1,950,000 (the "Base II Value"), within forty-five (45) days of the Closing Date, the Buyer will pay to the Sellers, in immediately available funds and in Canadian dollars, an amount equal to the excess of (a) the total Closing Net Book Value over (b) the Base II Value. All payments (other than late payments as described below) due Buyer or Sellers under this Section 1.03 shall bear interest at the rate equal to the applicable federal rate as defined in Section 1274(d) of the United States Internal Revenue Code of 1986, as amended, in effect as of the Closing Date and such interest shall be due and payable concurrently with the payment to which it relates. Late payments shall bear interest at the rate of 10-1/2% per annum from the forty-fifth day following the Closing Date. In computing the Closing Net Book Value for this Section 1.03, there shall be added back to Closing Net Book Value the aggregate of (i) the amount, not to exceed CDN $50,000, of professional fees invoiced to and paid by the Company prior to the Closing Date (by LaBarge Weinstein, McCarthy Tetrault, Thomas Busing and any other person) and (ii) the amount, if any, not to exceed CDN $50,000, of the operating loss realized by the Company between December 1, 1998 and the Closing Date. Except as provided in the preceding sentence, the Net Book Value ("Net Book Value") of the Company will be determined, in accordance with Canadian GAAP, applied consistently with the fiscal 1997 financial statements of the Company and will be based on a balance sheet as of the Closing Date prepared by the Company and distributed to the parties hereto within thirty (30) days after the Closing Date. Such balance sheet shall be deemed final and conclusive in the absence of any written objection delivered by a party hereto within ten (10) days deliver thereof. Any disputes shall be submitted to Pricewaterhouse Coopers whose determination shall be binding on the parties. It is expressly understood by the parties that this Section 1.03 and the escrow agreement attached as Exhibit A to this Agreement and not Article XI shall be the exclusive method and remedy for any adjustment to Purchase Price.

     1.04. Incorporation of Nominee.

     The Buyer, in its sole discretion, shall have the option, but no obligation whatsoever, to incorporate the Nominee in any jurisdiction that it may chose. Should the Buyer choose to appoint a Nominee, the obligations of the Buyer hereunder shall become the joint and several obligations of the Buyer and Nominee.

     1.05. Definitions.

     All capitalized terms used herein and not otherwise defined shall have the meaning set forth in Appendix A hereto. It is expressly understood that once the Amalgamation has taken place, all references to the Company shall be deemed to mean the Company, 830212, 729024 and the surviving entity in the Amalgamation.


                                   ARTICLE IIA


                  REPRESENTATIONS AND WARRANTIES OF EACH SELLER


     Each Seller hereby individually and severally represents and warrants to Buyer as follows:

     2A.01. Power and Capacity.

     Each Seller has the full legal power and capacity to execute, deliver and perform such Seller's obligations under this Agreement including, without limitation, the Amalgamation of the Holding Companies with the Company.

     2A.02. Title to Stock.

     Each Seller individually represents and warrants that it (a) is (or if such Seller holds Stock through a Holding Company, after the Amalgamation will be) the beneficial and record owner, free and clear of any liens, pledges, encumbrances, charges, agreements or claims, of the Stock set forth opposite such Seller's name on Schedule I and (b) will sell, transfer, assign and deliver good and valid title to such shares of the Stock as provided in this Agreement. At the Closing, Buyer will acquire good and valid title to such Stock, free and clear of any liens, pledges, encumbrances (except as contained in the Company's articles of amalgamation), charges, agreements or claims.

     2A.03. Incorporation; Organization; Books and Records.

     The Company is and after the Amalgamation will be a corporation duly incorporated or amalgamated and organized, validly existing and in good standing under the laws of Ontario, Canada, with full corporate power and authority to carry on its business as presently conducted by it and to own, lease and operate its properties in the places where it maintains offices and where its properties are owned, leased or operated. Copies of the charter documents and By-laws (or similar governing documents), corporate minute books containing copies of all By-laws and resolutions passed by the shareholders and directors since the date of its incorporation, share certificate books, registers of shareholders, registers of transfers and registers of directors of the Company are true, correct and complete as of the date hereof and Seller shall cause their delivery to Buyer in accordance with Section 6.11.


                                   ARTICLE IIB


                    REPRESENTATIONS AND WARRANTIES OF SELLERS


     Sellers hereby jointly and severally (except for Section 2B.02, in so far as it relates to such Seller, which is made severally by each Seller as to itself) without the benefit of division and discussion, represents and warrants to Buyer as follows, it being understood that references to Schedules in this
Article IIB shall mean the Schedules to be delivered by Sellers to Buyer pursuant to Section 6.11:

     2B.01. Binding Obligation.

     Each Seller represents that this Agreement constitutes a valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors and that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     2B.02. Non-Contravention.

     The execution, delivery and performance of this Agreement by Sellers and the consummation of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or accelerate the performance required by any of the terms, conditions or provisions of the charter documents or By-laws or other governing documents of the Company or any covenant, agreement or understanding to which any Seller or the Company is a party or their properties are subject or by which either of them is bound or affected or any order, ruling, decree, judgment, arbitration award, law, rule, regulation or stipulation to which any Seller or the Company is subject or their properties are subject or by which any of them is bound or affected or constitute a default thereunder or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Company or result in, or give any person the right to seek, or to cause (a) the termination, cancellation, modification, amendment, variation or renegotiation of any contract, agreement, indenture, instrument or commitment to which the Company or any of their properties may be a party or subject or by which it is bound or affected, (b) the acceleration or forfeiture of any term of payment or (c) the loss in whole or in part of any material benefit which would otherwise accrue to the Company.

     2B.03. Regulatory Approvals.

     Except as set forth in Schedule 2B.03 to be provided to Buyer in accordance with Section 6.11, or in connection with the Amalgamation, neither Sellers nor the Company is required to file, seek or obtain any governmental notice, filing, authorization, approval, order or consent, or any bond in satisfaction of any governmental regulation, in connection with the execution, delivery and performance of this Agreement by Sellers or in order to prevent termination of any material right, privilege, license or agreement of the Company.

     2B.04. Capitalization of the Company.

     The Company's authorized capital consists solely of an unlimited number of common shares, with no par value, of which 1,052 common shares are, and after the Amalgamation will be, issued and outstanding. Such issued and outstanding shares are validly issued and are fully paid and nonassessable. Except (a) as set forth in Schedule 2B.04 to be provided to Buyer in accordance with Section 6.11, and (b) for rights granted to Buyer under this Agreement, there are no outstanding options, warrants or other rights to purchase, obtain or acquire, or any outstanding securities or obligations convertible into or exchangeable for, or any voting agreement or voting trust or pooling agreement or proxy with respect to, any shares in the share capital of the Company or any other securities of the Company and the Company is not obligated, now or in the future, contingently or otherwise, to issue, purchase or redeem shares in the share capital of the Company or any other securities of the Company to or from any person.

     2B.05. Subsidiaries and Equity Interests.

     The Company has never owned and does not own any shares or capital stock of, or any interest in, any person, has no equity interest in any person and has no obligation to form, subscribe for shares in, or participate in any corporation, partnership or person.

     2B.06. Qualifications, etc.

     Schedule 2B.06 to be provided to Buyer in accordance with Section 6.11 sets forth (a) each jurisdiction in which the Company is duly qualified to do business and in good standing, and (b) each jurisdiction in which the Company is duly licensed, authorized or registered to conduct such business or businesses as are conducted by it and the type of business or businesses for which it is so licensed, authorized or registered. Each such qualification, license, authorization and registration (collectively, "Qualification") is in full force and effect and neither the character of the properties owned or held under lease or license by the Company nor the nature of the business conducted by the Company requires any additional Qualification in any such jurisdiction or any Qualification in any other jurisdiction, except any such jurisdiction wherein the failure to be so qualified, licensed, authorized or registered would not have a material adverse effect on the Company. Except as set forth in Schedule 2B.06, no approval, consent or notification in connection with any Qualification is necessary in connection with the transactions contemplated by this Agreement to prevent the termination or withdrawal of any such Qualification as a result of such transactions.

     2B.07. Financial Statements.

     Sellers will provide to Buyer:

     (a) in accordance with Section 6.11, unaudited financial statements for the Company consisting of (i) balance sheets at November 30, 1997 and 1996, (ii) statements of income and retained earnings for the years ended November 30, 1997 and 1996 and (iii) statements of changes in financial position for the years ended November 30, 1997 and 1996, together with the review report of Thomas H. Busing (the "Accountant") thereon and the notes thereto; and

     (b) audited financial statements by the Accountant for the Company to be delivered within forty-five (45) days of the Closing Date consisting of (i) a balance sheet at November 30, 1998, (ii) statement of income for twelve months ended November 30, 1998 and (iii) statements of changes in financial position for the twelve months ended November 30, 1998.

     (c) The financial statements described in Section 2B.07(a) above have not been the subject of an audit and have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") applied on a consistent basis and present fairly the financial position of the Company at the dates thereof and the results of operations and changes in the financial position of the Company for the periods then ended. The financial books and records of the Company used to prepare the financial statements in Section 2B.07(a) have been maintained in accordance with sound business practices and fairly present and disclose in accordance with Canadian GAAP consistently applied (i) the financial position of the Company and (ii) all transactions of the Company.

     (d) The financial statements described in Section 2B.07(b) above will be prepared in accordance with Canadian GAAP applied on a consistent basis and will present fairly the financial position of the Company at the dates thereof and the results of operations and changes in the financial position of the Company for the periods then ended. Except to the extent that it shall be reflected or reserved against in the audited balance sheet of the Company at November 30, 1998, at November 30, 1998, the Company did not have any material liability or obligation (whether absolute or contingent, or accrued or unaccrued) required to be disclosed in financial statements, or in the notes thereto, prepared in accordance with Canadian GAAP. The financial books and records of the Company to be used to prepare the financial statements in Section 2B.07(b) have been and until Closing will be maintained in accordance with sound business practices and fairly present and disclose in accordance with Canadian GAAP consistently applied (i) the financial position of the Company and (ii) all transactions of the Company.

     2B.08. Absence of Certain Changes or Events.

     Except as set forth in Schedule 2B.08 or any other schedule to be provided to Buyer in accordance with Section 6.11, since November 30, 1997 there has not been, with respect to the Company or its businesses or properties:

     (a) any material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of the Company or any event, condition or contingency relating to the Company that is likely to result in such a material adverse change;

     (b) any material obligations or liabilities incurred, except trade and other obligations or liabilities in usual amounts incurred by the Company in the ordinary course of business;

     (c) any indebtedness (contingent or otherwise) for borrowed money incurred by the Company except under its existing revolving line of credit;

     (d) any destruction, damage by fire, accident or other casualty or act of God of or to any of the material properties or assets of the Company, whether or not covered by insurance;

     (e) any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Articles VI, VIIA and VIIB.

     (f) any amendment to its charter document or By-laws or other governing documents or capital structure;

     (g) any issuance or sale of any shares of its capital stock or any other securities or issuance of any securities convertible into or exchangeable for, or options, warrants to purchase, script, rights to subscribe for, calls or commitments of any character whatsoever relating to, or any entering into any contract, understanding or arrangement with respect to the issuance of, any shares of its capital stock or any of its other securities, or any entering into any arrangement or contract with respect to the purchase or voting of shares of its capital stock, or adjustment, split, reacquisition, redemption, combination or reclassification any of its securities, or make any other changes in its capital structure;

     (h) any other debt (contingent or otherwise) or other obligation to pay money except for normal operating purposes in the ordinary course of business;

     (i) any split, combination or reclassification of any of its shares, or redemption, retirement, repurchase or acquisition of its shares in its capital stock or other corporate security or reservation, declaration, setting aside or payment of any dividends (in cash or in kind) on, or any distributions in respect of, the outstanding capital stock of the Company or appropriations of profits or capital;

     (j) any entering into, amendment or renewal or termination of any contract, commitment, lease (whether of real or personal property) or other agreement, except in the ordinary course of business;

     (k) any loan, advance or assumption, endorsement, guarantee or any obligation to guarantee the obligation or liabilities of any person, firm, corporation or other entity;

     (l) any mortgage, pledge or any lien, charge, or other encumbrance of any of the assets, properties or business of the Company;

     (m) any sale or other transfer or lease of any properties or assets or cancellation of any debt or claim or waiver of any right or any gift, or purchase or otherwise acquisition or lease of any properties or assets, in each case except in the ordinary course or business;

     (n) any lapse of any right with respect to any Intellectual Property used in the conduct of the business of the Company;

     (o) any grant of any increase in wages or salary rates or in employment, retirement, severance, termination or other benefits or any payment of any bonus or any loan to any officer, director or employee or shareholder, other than increases or bonuses in the ordinary course consistent with past practice or required by any agreement in effect as of the date of this Agreement and which is disclosed in any of the Schedules hereto, or entering into any employment contract with any person, or adopting any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan fund or other arrangement for the benefit or welfare of any employee of the Company;

     (p) any acceleration of the collection of accounts receivable, any delay in the payment of accounts payable or any deferring with respect to the maintenance and other expenses, any reduction of inventories, or otherwise increase of the cash on hand, in a manner inconsistent with past practice or not in the ordinary course of business;

     (q) any repayment of any indebtedness for borrowed money, except as required by existing debt instruments and under the Company's revolving line of credit;

     (r) any material tax election settling or compromising any liability for taxes, any filing of tax returns other than on a basis consistent with the Company's past practices or, other than in the ordinary course of business, any engagement in any transaction or operation of the business in a manner that would directly or indirectly result in any liability for Taxes of the Company;

     (s) any change in its accounting methods or practices;

     (t) any termination of operation of its properties and business as heretofore carried on or any failure to maintain all of its properties, rights and assets consistently with past practices or any failure to do any and all things reasonably necessary and within its power to retain and pursue the goodwill of its business;

     (u) any discharge of any secured or unsecured obligation or liability (whether accrued, absolute, contingent or otherwise,) other than obligations and liabilities discharged in the ordinary course of business and in a manner consistent with past practices;

     (v) any capital expenditure;

     (w) any removal of any director or auditor or termination of any officer, except those directors who will resign in accordance with Section 6.18(c);

     (x) any purchase or acquisition of any corporate security or proprietary, participatory or profit interest in any person, firm, corporation or other entity; or

     (y) any modification or change of its business organization or its relationship with its suppliers, customers and others having business relations with it.

     2B.09. Assets Other than Real Property Interests.

     (a) The Company will have good and valid title to and will be the sole owner of all assets that will be reflected on the November 30, 1998 Balance Sheet or thereafter acquired, except those to be sold or otherwise disposed of for fair value on or after the date of the November 30, 1998 Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all mortgages, liens, security interests, pledges, encumbrances, charges, agreements, claims, restrictions and defects of title of any kind except (i) as are set forth in
Schedule 2B.09 to be provided to Buyer in accordance with Section 6.11, (ii) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business and liens for Taxes (as defined in Section 2B.15) which are not due and payable or being contested in good faith by appropriate proceedings, (iii) other imperfections of title or encumbrances, if any, which mortgages, liens, security interests and encumbrances do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company as presently conducted.

     (b) All the tangible personal property of the Company has been maintained in all material respects in accordance with the past practice of the Company and generally accepted industry practice. Each item of tangible personal property of the Company is in all material respects in good operating condition and repair, ordinary wear and tear excepted and adequate and sufficient for the continuing conduct of the business of the Company as now conducted. All leased personal property of the Company is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

     (c) This Section 2B.09 does not relate to (i) real property or interests in real property, such items being the subject of Sections 2B.10 or (ii) Intellectual Property, or interests in Intellectual Property, such items being the Subject of Section 2B.11.

     2B.10. Real Property Owned and Leased.

     (a) Schedule 2B.10 to be provided to Buyer in accordance with Section 6.11 contains a complete and accurate list and full description of all real property (including without limitation plants, warehouses, interests in real property, distribution centers, structures and other buildings) owned or leased by the Company (the "Real Property"). The Company is not the owner or lessee of, or subject to any agreement or option to own or lease, any immovable or real property or any interest in any immovable or real property other than the Real Property. The Company is the sole owner or lessee, as the case may be, of the Real Property and has (a) good and marketable title to the real property owned by it and (b) good and valid title to the leasehold estates in all real property and interests in real property leased by it, in each case, free and clear of all mortgages, liens, security interests, pledges, leases, subleases, encumbrances, charges, assignments, easements, claims or other restrictions and defects of title, except (i) as are set forth in Schedule 2B.10, (ii) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and (iii) which do not impair the current use or diminish the value of the property affected to any material extent. All plants, warehouses, interests in real property, distribution centers, structures and other buildings of the Company were constructed in accordance with all applicable laws and are currently used in the operation of the business of the Company and are adequately maintained and are in good operating condition and repair for the requirements of the business as presently conducted by the Company and the Company has adequate rights of ingress and egress on them.

     (b) No action, suit, claim, investigation, condemnation or expropriation proceeding is pending or, to the knowledge of the Sellers, threatened against any of the Real Property which would preclude or impair the use of any of the Real Property for the purposes for which they are currently used. There are no outstanding work orders from or required by any municipality, police department, fire department, sanitation, health or safety authorities or from any other Person and there are no matters under discussion with or by the Company relating to work orders. There are no agreements or other documents which affect or relate to title to the Real Property, other than as registered against title to the Company. The Company has not granted to any other party any right to purchase, right of first refusal, option or other contractual rights with respect to any of Real Property, and has not entered into any agreement to encumber or otherwise dispose of or impair the Company's right, title and interest in and to the Real Property. All municipal and school, general and special taxes affecting the Real Property have been paid and are up to date.

     (c) Each lease is in good standing, creates a good and valid leasehold estate in the leased properties thereby demised and is in full force and effect without amendment. With respect to each lease (i) the lease (or a notice in respect of the lease) will at closing be properly registered in the appropriate land registry office, (ii) all rents and additional rents have been paid, (iii) no waiver, indulgence or postponement of the lessee's obligations has been granted by the lessor, (iv) there exists no event of default or event, occurrence, condition or act (including the purchase of the Stock) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default by the Company under the lease, (v) to the knowledge of any of the Sellers, all of the covenants to be performed by any party (other the Company) under the lease have been fully performed, and (vi) all leasehold improvements have been completed.

     2B.11. Patents, Trademarks, etc.

     (a) Schedule 2B.11 to be provided to Buyer in accordance with Section 6.11 sets forth a complete and accurate listing of all Canadian, United States and foreign patents, trademarks, trade names, service marks industrial design and copyrights used in the conduct of the businesses of the Company, whether registered or unregistered, and any applications or registrations therefor. Except as set forth in Schedule 2B.11, the Company solely owns and has the exclusive right to hold and use, free and clear of any payment or encumbrance, all such patents, trademarks, trade names, service marks and copyrights (all such patents, trademarks, trade names, service marks and copyrights being hereinafter collectively referred to as the "Intellectual Property"). Each of the aforesaid Intellectual Property is valid, subsisting and enforceable. Except as set forth in Schedule 2B.11, there is no claim or demand of any person pertaining to, or any proceedings which are pending or, to the knowledge of Sellers, threatened, which challenge the exclusive rights of the Company in respect of any Intellectual Property whether registered or unregistered. No Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency and to the knowledge of the Sellers, except as set forth in Schedule 2B.11, none of the Intellectual Property infringes the intellectual property rights of others or is being infringed by others or is used by others (whether or not such use constitutes infringement).

     (b) None of the Business know-how (as defined below) in documentary form is held by Seller or any of their affiliates (other than the Company) and Sellers and their affiliates (other than the Company) do not own or have any right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of or sublicense any of the Business know-how. The Company has not granted any licenses or otherwise disclosed nor has agreed to disclose any of the Business know-how except as set forth in Schedule 2B.11. As used in this paragraph, "Business know-how" shall mean all (A) schematics and other design documentation regardless of form, (B) specifications and performance criteria,
(C) operating instructions and maintenance manuals, (D) source and object code copies of software and firmware and (E) prototypes, models or samples, in each case, which (i) are set forth on Schedule II attached to this Agreement, (ii) are owned by the Company and (iii) are used primarily by the Company or held for use by the Company as of the Closing Date.

     2B.12. Insurance.

     Schedule 2B.12 to be provided to Buyer in accordance with Section 6.11 sets forth a complete and accurate list of all casualty, directors and officers liability, general liability (including product liability) and all other types of insurance maintained by the Company, together with the carriers and liability limits for each such policy. Each policy is duly in force, and no notice has been received by the Company from any insurance carrier purporting to cancel or reduce coverage under any such policy. The Company is current in all premiums or other payments due thereunder. Schedule 2B.12 identifies which insurance policies are "occurrence" or "claims made". All insurance coverage held for the benefit of the Company is with responsible and reputable insurers and is in such amounts, with such deductibles and against such risks and losses as are reasonable for the business and assets of the Company. The activities and operations of the Company have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

     2B.13. Commitments.

     (a) Except as set forth in Schedule 2B.13 to be provided to Buyer in accordance with Section 6.11 or as otherwise disclosed pursuant to Section 2B.18, the Company is not a party to or bound by any written or oral:

     (i) covenant of the Company not to compete or other covenant of the Company restricting the development, manufacture, marketing or distribution of the products and services of the Company;

     (ii) agreement, contract or other arrangement with (A) any Seller or any affiliate of a Seller (other than the Company) or (B) any current or former officer, director, employee or independent contractor of the Company, or any affiliate thereof;

     (iii) lease, sublease or similar agreement with any person under which the Company is a lessor or sublessor of, or makes available for use to any person (other than the Company), (A) any Real Property or (B) any portion of any premises otherwise occupied by the Company (other than as disclosed pursuant to Section 2B.10);

     (iv) lease or similar agreement with any person (other than the Company) under which (A) the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or
(B) the Company is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by the Company, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of CDN $25,000 and, in the case of any such lease or similar agreement entered into between the date hereof and Closing, is not terminable by the Company by notice of not more than 60 days without cost or penalty;

     (v) (A) continuing agreement or contract for the future purchase of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice, provided, that any such contract or order, when taken together with all other purchase contracts and orders for inventory relating to the ordered item, would not require the Company to acquire a quantity of such item that could not reasonably be expected to be used in the ordinary course of business of the Company within six months after the date of execution or entry of purchase contract or order for inventory) or (B) service, consulting, management or other similar type of agreement or contract, in either such case which has an aggregate future liability in excess of CDN $25,000 and, in the case of any such agreement or contract entered into between the date hereof and Closing, is not terminable by the Company by notice of not more than 60 days without cost or penalty;

     (vi) continuing agreement or contract for the distribution of any products manufactured by the Company, including by franchise arrangement, except, in the case of any such agreement or contract entered into between the date hereof and the Closing, if such agreement or contract is terminable by the Company by notice of not more than 60 days without cost or penalty;

     (vii) continuing agreement or contract for the purchase of any products manufactured by parties other than the Company, except, in the case of any agreement or contract entered into between the date hereof and the Closing, if such agreement or contract is terminable by the Company by notice of not more than 60 days without cost or penalty;

     (viii) continuing agreement or contract for products manufactured by the Company on behalf of parties other than the Company, except, in the case of any agreement or contract entered into between the date hereof and the Closing, if such agreement or contract is terminable by the Company by notice of not more than 60 days without cost or penalty;

     (ix) agreement, contract or arrangement for the placement of advertising or other promotional activities which has an aggregate future liability in excess of CDN $25,000 and, in the case of any such agreement, contract or arrangement entered into between the date hereof and Closing, is not terminable by the Company by notice of not more than 60 days without cost or penalty;

     (x) except as set forth in Schedule 2B.11, any material license, option or other agreement relating in whole or in part to the Intellectual Property set forth in Schedule 2B.11 (including any license or other agreement under which the Company is licensee or licensor of any such Intellectual Property) or to trade secrets, confidential information or proprietary rights and processes of the Company or any other person;

     (xi) agreement, contract or other instrument under which the Company has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness issued to any person in any such case which, individually, is in excess of CDN $25,000;

     (xii) agreement, contract or other instrument (including so-called take-or-pay or keepwell agreements) under which (A) any person (has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or
(B) the Company has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business), in any such case which, individually, is in excess of CDN $25,000;

     (xiii) agreement, contract or other instrument under which the Company has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person, in any such case which, individually, is in excess of CDN $25,000;

     (xiv) mortgage, pledge, security agreement, deed of trust or other instrument granting a lien or other encumbrance upon any Real Property, which lien or other encumbrance is not set forth in Schedule 2B.09 or 2B.10;

     (xv) agreement, contract or instrument providing for indemnification of any person with respect to liabilities relating to any current or former business of the Company, or any predecessor person; or

     (xvi) other agreement, contract, lease, license, commitment or instrument to which the Company is a party or by or to which it or any of its assets or business is bound or subject which has an aggregate future liability to any person in excess of CDN $25,000 and, in the case of any such agreement, contract, lease, license, commitment or instrument entered into between the date hereof and Closing, is not terminable by the Company by notice of not more than 60 days without cost or penalty.

     (b) Except as set forth in Schedule 2B.13 provided to Buyer in accordance with Section 6.11, all agreements, contracts, leases, licenses, commitments or instruments of the Company listed in the Schedules hereto (collectively, the "Contracts") are valid, binding and in full force and effect and are enforceable by the Company in accordance with their respective terms. Except as set forth in
Schedule 2B.13, the Company has performed all material obligations required to be performed by it to date under the Contracts and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Company or any Seller, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Sellers have provided to Buyer a true and correct copy of each of the Contracts.

     2B.14. Legal Proceedings.

     Except as set forth in Schedule 2B.14 provided to Buyer in accordance  with
Section 6.11, the Company is not engaged in or a party to, or, to the knowledge of the Company or any Seller, threatened with, any suit, investigation, legal action or other proceeding before any court, administrative agency, arbitration panel or other similar authority which (a) involves (individually, or in the aggregate for cases arising out of the same or substantially similar facts or circumstances) the possibility of liability of the Company in excess of CDN $50,000 (whether or not covered by insurance), (b) seeks injunctive relief or (c) relates to the transactions contemplated by this Agreement and neither the Company nor any Seller knows of any basis for any such suit, investigation, legal action or proceeding. There are no outstanding orders, rulings, decrees, judgments or stipulations by or with any court, administrative agency, arbitration panel or other similar authority which are applicable to the Company's properties, assets, operations or business or which challenge or otherwise relate to the transactions contemplated by this Agreement. Except as set forth in Schedule 2B.14, there is no material lawsuit or claim by the Company pending, or which the Company intends to initiate, against any other person.

     2B.15. Taxes.

     (a) For the purposes of this Agreement, the term "Tax" or, collectively, "Taxes" shall mean (i) any and all federal, provincial, municipal, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities including Canada Pension Plan and Provincial Pension Plan contributions and unemployment insurance contributions and employment insurance contributions including taxes based upon or measured by gross receipts, income, profits, sales, capital use and occupation, goods and services, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2B.15(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     (b) (i) The Company has correctly computed all Taxes prepared and duly and timely filed all federal, provincial, local and foreign returns, estimates, information statements and reports ("Tax Returns"), required to be filed by them, have timely paid all Taxes which are due and payable and will make adequate provision in the November 30, 1998 balance sheet, or in any other financial record that is required to be produced by the Company pursuant to this Agreement, for the payment of all Taxes not yet due and payable for any taxation year ending on or prior to the Closing Date. The Company has also made adequate and timely installments of Taxes required to be made.

     (ii) With respect to any periods for which Tax Returns have not yet been required to be filed or for which Taxes are not yet due and payable, the Company has only incurred liabilities for Taxes in the ordinary course of their business and in a manner and at a level consistent with prior periods. All such Taxes, including Taxes for the period between December 1, 1997 and the date hereof, have been, or will be, reflected as a current liability on the November 30, 1998 balance sheet or on any other financial record that is required to be produced by the Company pursuant to this Agreement;

     (iii) All Tax Returns of the Company have been assessed through and up to and including each of the dates set forth in Schedule 2B.15, and there are no outstanding waivers of any limitation periods or agreements providing for an extension of time for the filing of any Tax Return or the payment of any Tax by the Company or any outstanding objections to any assessment or reassessment of Taxes. Any deficiencies proposed as a result of such assessments or reassessments  of the Tax Returns  through and  including  the date set forth in
Schedule 2B.15 have been paid and settled;

     (iv) There are no contingent Tax liabilities or any grounds that could prompt an assessment or reassessment, including, but without limitation, aggressive treatment of income, expenses, deductions, credits or other amounts in the filing of earlier or current Tax Returns, nor has the Company received any indication from any taxation authorities that an assessment or reassessment of Tax is proposed or imminent;

     (v) The Company has withheld from each payment made to any of their past and present shareholders, directors, officers, employees and agents the amount of all Taxes and other deductions required to be withheld and have paid such amounts when due, in the form required under the appropriate legislation, or made adequate provision for the payment of such amounts to the proper receiving authorities;

     (vi) The Company has collected from each receipt from any of its past and present customers (or other persons paying amounts to the Company) the amount of all Taxes (including goods and services tax and provincial sales taxes) required to be collected and have remitted such Taxes when due, in the form required under the appropriate legislation or made adequate provision for the payment of such amount to the proper receiving authorities;

     (vii) The Company is not subject to any assessments, levies, penalties or interest with respect to Taxes which will result in any liability on their part in respect of any period ending on or prior to the Closing Date, in excess of the amount to be provided for in the financial statements, the November 30, 1998 balance sheet or in any other financial record that is required to be produced by the Company pursuant to this Agreement;

     (viii) The Company has not been and is not currently required to file any returns, reports, elections, designations or other filings with any taxation authority located in any jurisdiction outside Canada or outside the province of Ontario;

     (ix) The Company has not filed nor has been party to any election pursuant to Sections 83 or 85 of the Income Tax Act (Canada) (the "ITA") or the corresponding provisions of any provincial statute;

     (x) The Company has not at any time benefited from a forgiveness of debt or entered into any transaction or arrangement (including conversion of debt into shares of its share capital) which could have resulted in the application of
Section 80 and following of the ITA;

     (xi) All research and development investment tax credits ("ITCs") and expenditures were claimed by the Company in accordance with the ITA and the relevant provincial legislation and the Company satisfied at all times the relevant criteria and conditions entitling it to such ITCs and expenditures. All refunds of ITCs received or receivable by the Company in any financial year were claimed in accordance with the ITA and the relevant provincial legislation and the Company satisfied at all times the relevant criteria and conditions entitling it to claim a refund of such ITCs;

     (xii) Since its date of incorporation, the Company has been a "Canadian controlled private corporation" within the meaning of the ITA;

     (xiii) The Company is not, nor has it been at any time, associated (within the meaning of the ITA) with any other corporation other than 845470 Ontario Inc.;

     (xiv) There are (and immediately following the Closing Date there will be) no liens, pledges, hypothecs, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable;

     (xv) As of the Closing Date, there will not be any contract, agreement, plan or arrangement, including, but not limited to, the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company as an expense under applicable Law other than reimbursements of a reasonable amount of entertainment expenses and other non deductible expenses that are commonly paid by similar businesses in reasonable amounts;

     (xvi) The Company's tax basis in its assets (and the undepreciated capital cost of such assets) for purposes of determining its future amortization, depreciation and other Federal income Tax deductions is accurately reflected on the Company's Tax Returns and records;

     (xvii) The Company has not acquired property or services from, nor has it disposed of property or provided services to a person with whom it does not deal at arm's length (within the meaning of the ITA) for an amount that is other than the fair market value of such property or services, or has been deemed to have done so for purposes of the ITA; and

     (xviii) Each of the Sellers other than Gillian Pershaw individually represents and warrants as to himself, herself or itself that such Seller is not a non-resident of Canada within the meaning of the ITA.

     2B.16. Compliance with Laws.

     Except as set forth in Schedules 2B.14 and 2B.16 to be provided to Buyer in accordance with Section 6.11 (a) the Company has complied, and is now in compliance, in all material respects with all laws, ordinances and regulations (including, without limitation, those relating to employment, labor and employment practices, and occupational safety and health) applicable to the Company, (b) no claims or complaints from any governmental authorities or other parties have been asserted or received by the Company which are still pending or outstanding and, to the knowledge of the Company or Sellers, none is threatened, that the Company is in material violation of any applicable building, zoning, occupational safety and health, or similar law, ordinance or regulation in relation to its plants, warehouses, distribution centers, structures or other buildings or equipment, or the operation thereof, or of any applicable fair employment, equal opportunity, human rights, employment, labor or similar law, ordinance or regulation, and (c) the Company has not received notice from any governmental authorities of any pending proceedings to take all or any part of the properties of the Company (whether leased or owned) by condemnation or right of eminent domain and, to the knowledge of Seller, no such proceedings are threatened. Schedule 2B.16 sets forth all governmental permits, licenses and authorizations necessary or desirable for the operation or occupancy of the properties and the conduct of the business of the Company as presently conducted. Except as set forth in Schedule 2B.16, all such licenses, permits and authorizations have been validly issued, are in full force and effect and are validly held by the Company. The Company has complied in all material respects with all terms and conditions thereof and the same will not be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. All such licenses, permits and authorizations which are held in the name of any employee, officer, director, shareholder, agent or otherwise on behalf of the Company shall be deemed included under this warranty.

     2B.17. Environment.

     For the purpose of this Section 2B.17, the following definitions apply:

     "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, proceedings, whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any Person (including governmental authority or private person) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigation costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, release, or threatened release into the environment, of any Hazardous Substances at the Real Property.

     "Environmental Laws" means any and all applicable federal, provincial, municipal or local Laws pertaining to the environment, health and safety matters or conditions, Hazardous Substances, pollution or protection of the environment, including, without limitation, Laws relating to: (i) on site or off-site contamination; (ii) chemical substances or products; (iii) release of pollutants, contaminants, chemicals or other industrial, toxic or radioactive substances or Hazardous Substances into the environment; (iv) the manufacture, processing, distribution, use, treatment, storage, transport, packaging, labeling, sale, recycling, disposal, destruction, incineration, burial, advertising, display or handling of Hazardous Substances; and (v) any preventive measures, remedial actions and notifications in connection with the foregoing.

     "Environmental Permit" means any federal, local, provincial, or foreign permits, licenses, certificates of approvals, registrations, consents or authorizations required by any governmental authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a governmental authority under any applicable Environmental Law.

     "Hazardous Substance" means any substance, whether waste, liquid, gaseous or solid matter, fuel, micro-organism, ray, odour, radiation, energy, vector, plasma and organic or inorganic matter, which is or is deemed to be, alone or in any combination, hazardous, hazardous waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any Environmental Law, whether or not such substance is defined as hazardous under the Environmental Law.

     Except as set forth in Schedule 2B.17 provided to Buyer in accordance  with
Section 6.11;

     (a) The Company has obtained and holds all necessary Environmental Permits required to operate the business;

     (b) The Company is in compliance with all terms, conditions and provisions of all applicable (i) Environmental Permits and (ii) Environmental Laws;

     (c) There are no past, pending, or threatened Environmental Claims against the Company, and the Seller nor the Company are aware of any facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim against the Company;

     (d) No Releases of Hazardous Substances have occurred at, from, in, to, on, or under any Real Property and no Hazardous Substances are present in, on, about or migrating to or from any Real Property that could give rise to an Environmental Claim against the Company;

     (e) The Company, nor, to the best of its knowledge, any predecessor of the Real Property, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Substances to any off-site location which could result in an environmental claim against the Company;

     (f) There are no (a) underground  storage tanks,  active or abandoned,  (b)
polychlorinated   biphenyl  containing   equipment,   or  (c)  friable  asbestos
containing material at any Real Property; and

     (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of any of the Company with respect to any Real Property or to any adjoining property or properties that may have an impact on the Real Property which have not been delivered to Buyer prior to execution of this Agreement.]

     2B.18. Employee Benefit Plans; Termination and Severance Agreements.

     (a) Schedule 2B.18 provided to Buyer in accordance with Section 6.11 accurately lists each employment, termination and severance agreement, contract, arrangement and understanding (whether written or oral) with employees of the Company. Except as set forth in Schedule 2B.18, there are no shareholders, directors, officers, employees or agents of the Company who are entitled to a specified notice of termination or fixed term of employment or who cannot be dismissed upon such notice as is required by law. Except as set forth in
Schedule 2B.18, the purchase by Buyer or its Nominee of the Stock will not result in any obligation to pay any employee of the Company severance pay, notice pay or termination benefits so long as such employee remains employed by the Company or Buyer or its Nominee under substantially the same terms and conditions as currently exist after the Closing.

     (b) Sellers will cause the Company to deliver to Buyer in  accordance  with
Section 6.11 correct and complete copies of each of all written, and descriptions of all oral, employment, termination, notice and severance agreements, contracts, arrangements and understandings listed in Schedule 2B.18.

     (c) Except as set forth in Schedule 2B.18 provided to Buyer in accordance with Section 6.11, the Company is not a party to any pension, retirement, bonus, profit sharing, compensation, incentive, stock purchase, stock option, stock appreciation, severance, change-of-control, savings, thrift, insurance, medical, hospitalization, disability, death or other similar program, or practice providing directors, officers, shareholders or employee benefits (the "Benefit Plans"). Sellers will provide to Buyer in accordance with Section 6.11 full, true and up to date copies of all Benefit Plans, all summaries thereof, all related funding agreements and the most recent actuarial valuations therefor.

     (d) Each Benefit Plan has been duly registered when required (including under the Income Tax Act (Canada)) and has been administered and invested in accordance with its terms and all laws. There are no outstanding defaults or violations by the Company of any payment obligation required to be performed by it in connection with any Benefit Plan. There are no actions, claims, investigations, arbitrations or other proceedings which, to the knowledge of the Seller, are pending or threatened with respect to the Benefit Plans (other than routine claims for benefits) against the Company, the funding agent or the fund of such Benefit Plan. No proceeding has been initiated to terminate any Benefit Plan.

     (e) All Benefit Plans which are funded plans are funded in accordance with their rules and all laws and are fully funded on both a going-concern and a termination basis in accordance with the actuarial methods and assumptions utilized in the most recent actuarial reports therefor.

     2B.19. Employee and Labor Matters.

     (a) Schedule 2B.19 provided to Buyer in accordance with Section 6.11 contains a complete and accurate list of the employees of the Company including those who are on maternity or parental leave or who are absent on the grounds of disability or other long term leave of absence and who have or may have a statutory or contractual right to return to work with the company, together with their titles and their number of years of service. Except as set forth in
Schedule 2B.19, the Company is not a party to any collective bargaining agreement or other contract with or commitment to any labor union or association representing any employee of the Company, nor does any labor union or collective bargaining agent represent any employees of the Company. No such agreement, contract or other commitment has been requested by, or is under discussion by management of the Company (or any management group or association of which the Company is a member or otherwise a participant) with, any group of employees or others, nor are there any other current activities known to the Company or Sellers to organize any employees of the Company into a collective bargaining unit. There are no pending, or to the knowledge of the Company or Sellers threatened, union grievances against the Company as to which there is a reasonable possibility of a material adverse determination. The Company is not engaged in any unfair labor practice. There is no unfair labor practice complaint pending or, to the knowledge of the Company or Sellers, threatened against the Company. Except as disclosed in Schedule 2B.19, there is, and during the past five years there has been, no labor strike, dispute, lock-out, slow-down or work stoppage pending, or, to the knowledge of the Company or Sellers, threatened against the Company. Except as set forth in Schedule 2B.19, there are no pending, or, to the knowledge of the Company or Sellers, threatened, charges against the Company or any current or former employee, officer or director of the Company before the Human Rights Commission or any federal, provincial or local agency responsible for the prevention of unlawful employment practices.

     (b) The Company has no employees working in the United States.

     2B.20. Capital Expenditures.

     Based on management's best good faith estimate as of the date hereof, the aggregate contractual commitments of the Company for new capital expenditures do not exceed CDN $25,000.

     2B.21. Warranties.

     Sellers will deliver in accordance with Section 6.11 to the Buyer copies of all forms of written warranties currently in effect covering the respective products and services of the Company. During the past three years, the aggregate warranty expenses experienced during any one year by the Company did not exceed CDN $25,000.

     2B.22. Powers of Attorney.

     Schedule 2B.22  provided to Buyer in accordance  with Section 6.11 contains
(i) the name of each person with whom the Company maintains an account of safety deposit box and the names of all persons authorized to draw thereon as to have access thereto and (ii) a complete and accurate list of all outstanding powers of attorney or similar authorizations given by the Company.

     2B.23. Customer Accounts Receivable; Inventories.

     (a) All customer accounts receivable of the Company, whether reflected on the November 30, 1997 balance sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business and are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts which are reflected on the November 30, 1997 balance sheet or accrued after the date of the balance sheet in the ordinary course of business. The Company has good and marketable title to its accounts receivable, free and clear of all liens, except as set forth in Schedule 2B.23. During the two year period prior to the date hereof, the Company has not sold, pledged or otherwise disposed of any of its accounts receivable in connection with any receivables-type financing or factoring-type financing or similar transaction.

     (b) The inventories of the Company, whether reflected on the November 30, 1997 balance sheet or subsequently acquired, are generally of a quality and quantity usable and/or salable at customary gross margins in the ordinary course of business. The inventories of the Company are reflected on the November 30, 1997 balance sheet and in its books and records in accordance with Canadian GAAP (except as described in the notes to the balance sheet).

     2B.24. Customers and Suppliers.

     Schedule 2B.24 provided to Buyer in accordance with Section 6.11 accurately lists (a) the 10 largest customers of the Company for the 12 months ended October 31, 1998 and the percentage of the Company's total sales represented by sales to each such customer during such period, and (b) the 10 largest suppliers of the Company for the 12 months ended October 31, 1998 and the amount of purchases therefrom during such period.

     2B.25. No Material Misstatement or Omission.

     Neither this Agreement (including any Schedule hereto) nor any certificate furnished by Sellers in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

     2B.26. Stand Alone.

     Except as set forth in Schedule 2B.26 provided to Buyer in accordance  with
Section 6.11, no part of the business of the Company is conducted through any person other than the Company. Each of the Sellers does not have, and none of the Company's directors or officers has, any interest in any property, immovable or real, movable or personal, tangible or intangible, used in or pertaining to the business of the Company.

     2B.27. Year 2000 Compliant. Except as disclosed in Schedule 2B.27, the information technology systems including, without limitation, hardware, software and data used, in whole or in part in, or required for, the carrying on of the business of the Company in the manner heretofore carried on, are designed to be used prior to, during and after the calendar year 2000 A.D.. Without limiting the foregoing, the information technology systems are designed to correctly and adequately (i) manage and manipulate data involving dates, including single-century formulas and multi-century formulas, and are designed to not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving either single-century formulas or multi-century formulas, (ii) provide that all date-related user interface functionalities and data fields include the indication of century, and (iii) provide that all date-related data interface functionalities include the indication of century.

     2B.28. Retiree Liability.

     The Company has no liability for retiree health and life insurance benefits.

                                   ARTICLE III


                     REPRESENTATIONS AND WARRANTIES OF BUYER


     Buyer hereby represents and warrants to Sellers as follows:

     3.01. Organization and Authority.

     Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

     3.02. Due Authorization; Binding Obligation.

     The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer. This Agreement constitutes the valid and binding obligation of Buyer enforceable in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors and that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     3.03. Non-Contravention.

     The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or accelerate the performance required by any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws of Buyer or any covenant, agreement or understanding to which Buyer is a party or any order, ruling, decree, judgment, arbitration award, law, rule, regulation or stipulation to which Buyer is subject or constitute a default thereunder or result in the creation of any lien, charge or encumbrance upon any of Buyer's properties or assets.

     3.04. Regulatory Approvals.

     Other than those notices, filings, authorizations, approval orders or consents required pursuant to the Investment Canada Act and the Competition Act (Canada) and except as set forth in Schedule 3.04 provided to Sellers within two weeks of the date hereof, Buyer is not required to file, seek or obtain any governmental notice, filing, authorization, approval, order or consent, or any bond in satisfaction of any governmental regulation, in connection with the execution, delivery and performance of this Agreement by Buyer.

     3.05. Investment Intent.

     Buyer is acquiring the Stock for its own account for investment purposes only and not with a view to, or for sale or resale in connection with, any public distribution thereof or with any present intention of selling, distributing or otherwise disposing of the Stock.

     3.06.  Nominee.   Should  the  Buyer  appoint  a  Nominee,   the  foregoing
representations and warranties of the Buyer shall apply, mutatis mutandis, to the Nominee.

                                   ARTICLE IV


              REPRESENTATIONS AND WARRANTIES OF 830212 SHAREHOLDERS


     4.01. Organization and Authority.

     The 830212 Shareholders hereby represent and warrant that:

     (a) 830212 has never engaged in since its formation and does not currently engage in and will not engage at any time from the date hereof to the consummation of the Amalgamation in any type of business other than the holding of its Stock.

     (b) 830212 is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada incorporation or organization with all requisite power and authority (corporate or otherwise) to execute, deliver and perform its obligations under this Agreement.

     (c) The execution and delivery by 830212 of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Amalgamation, have been duly authorized by all necessary action (corporate or otherwise) on the part of 830212 and its shareholders and constitute the legal, valid and binding obligation of 830212, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors rights in general and by general principles of equity.

     4.02. Non-Contravention.

     The execution, delivery and performance of this Agreement by 830212 and the consummation of the transactions contemplated hereby and thereby do not and will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or accelerate the performance required by any of the terms, conditions or provisions of the charter documents or By-laws, trust agreement or other governing documents of 830212, or any covenant, agreement or understanding to which 830212 is a party or any order, ruling, decree, judgment, arbitration award, law, rule, regulation or stipulation to which 830212 or constitute a default thereunder or result in the creation of any lien, charge or encumbrance upon any of Stock owned by 830212.

     4.03. Regulatory Approvals.

     Except for the Amalgamation, 830212 is not required to file, seek or obtain any governmental notice, filing, authorization, approval, order or consent, or any bond in satisfaction of any governmental regulation, in connection with the execution, delivery and performance of this Agreement.

     4.04. Title to Stock.

     830212 is the beneficial and record owner, free and clear of any liens, pledges, encumbrances, charges, agreements, claims, security interests, equities, options, proxies, voting restrictions, rights of first refusal or other limitation on disposition or encumbrance of any kind, of the shares of the Stock set forth opposite its name on Schedule I.

     4.05. Capitalization.

     830212's authorized capital stock consists solely of an unlimited number of shares of common stock, no par value, of which 3,000 common shares are issued and outstanding and there are no other issued shares of 830212. Such issued and outstanding shares are validly issued, fully paid and nonassessable. Except for rights granted to Buyer under this Agreement, there are no outstanding options, warrants or other rights to purchase, obtain or acquire, or any outstanding securities or obligations convertible into or exchangeable for, or any voting agreements with respect to, any shares of capital stock of 830212 or the stock into which it will be converted in the Amalgamation or any other securities of 830212 and 830212 is not obligated, now or in the future, contingently or otherwise, to issue, purchase or redeem capital stock of 830212 or any other securities of 830212 to or from any person.

     4.06. Subsidiaries and Equity Interests; Transactions with Affiliates.

     830212 owns the shares of the Stock listed in Schedule I attached hereto. Except for the Stock, 830212 does not own any assets of or other equity interest in, or has any obligation to form or participate in, any corporation, partnership or other person. 830212 has full title to the shares of the Stock owned by it, free and clear of any liens, pledges, encumbrances, charges, agreements or claims.

     4.07. Organization; Books and Records.

     Copies of the charter documents and By-laws (or similar governing documents), corporate minute books, stock certificate books and stock transfer books of 830212 will be delivered to Buyer in accordance with Section 6.11 and will be true, correct and complete.

     4.08. Compliance with Laws.

     830212 has complied, and is now in compliance, in all material respects with all federal, state, local and foreign laws, ordinances and regulations (b) no claims or complaints from any governmental authorities or other parties have been asserted or received by 830212 which are still pending or outstanding and, to the knowledge of the 830212, none is threatened.

     4.09. No Material Misstatement or Omission.

     Neither this Agreement (including any Schedule hereto) nor any certificate or other document furnished by 830212 in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. To the knowledge of 830212, there is no fact specifically relating to 830212 which 830212 has not disclosed to Buyer in writing which has resulted in, or would reasonably be expected to result in, a Material Adverse Change.

     4.10. No Undisclosed Liabilities.

     There are no liabilities of 830212 of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such liability, other than as disclosed in the Schedules to this Agreement.

                                    ARTICLE V



              REPRESENTATIONS AND WARRANTIES OF 729024 SHAREHOLDERS


     5.01. Organization and Authority.

     The 729024 Shareholders hereby represent and warrant that:

     (a) 729024 has never engaged in since its formation and does not currently engage in and will not engage at any time from the date hereof to the consummation of the Amalgamation in any type of business other than the holding of its Stock.

     (b) 729024 is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada incorporation or organization with all requisite power and authority (corporate or otherwise) to execute, deliver and perform its obligations under this Agreement.

     (c) The execution and delivery by 729024 of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Amalgamation, have been duly authorized by all necessary action (corporate or otherwise) on the part of 729024 and its shareholders and constitute the legal, valid and binding obligation of 729024, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors rights in general and by general principles of equity.

     5.02. Non-Contravention.

     The execution, delivery and performance of this Agreement by 729024 and the consummation of the transactions contemplated hereby and thereby do not and will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or accelerate the performance required by any of the terms, conditions or provisions of the charter documents or By-laws, trust agreement or other governing documents of 729024, or any covenant, agreement or understanding to which 729024 is a party or any order, ruling, decree, judgment, arbitration award, law, rule, regulation or stipulation to which 729024 or constitute a default thereunder or result in the creation of any lien, charge or encumbrance upon any of Stock owned by 729024

     5.03. Regulatory Approvals.

     Except for the Amalgamation, 729024 is not required to file, seek or obtain any governmental notice, filing, authorization, approval, order or consent, or any bond in satisfaction of any governmental regulation, in connection with the execution, delivery and performance of this Agreement.

     5.04. Title to Stock.

     729024 is the beneficial and record owner, free and clear of any liens, pledges, encumbrances, charges, agreements, claims, security interests, equities, options, proxies, voting restrictions, rights of first refusal or other limitation on disposition or encumbrance of any kind, of the shares of the Stock set forth opposite its name on Schedule I.

     5.05. Capitalization.

     729024's issued and outstanding capital stock consists solely of 75 shares of A common stock and 1 share of C common stock, no par value. Such issued and outstanding shares are validly issued, fully paid and nonassessable. Except for rights granted to Buyer under this Agreement, there are no outstanding options, warrants or other rights to purchase, obtain or acquire, or any outstanding securities or obligations convertible into or exchangeable for, or any voting agreements with respect to, any shares of capital stock of 729024 or the stock into which it will be converted in the Amalgamation or any other securities of 729024 and 729024 is not obligated, now or in the future, contingently or otherwise, to issue, purchase or redeem capital stock of 729024 or any other securities of 729024 to or from any person.

     5.06. Subsidiaries and Equity Interests; Transactions with Affiliates.

     729024 owns, the shares of the Stock listed in Schedule I attached hereto. Except for the Stock 729024 does not own any assets or other equity interest in, or has any obligation to form or participate in, any corporation, partnership or other person. 729024 has full title to the shares of the Stock owned by it, free and clear of any liens, pledges, encumbrances, charges, agreements or claims.

     5.07. Organization; Books and Records.

     Copies of the charter documents and By-laws (or similar governing documents), corporate minute books, stock certificate books and stock transfer books of 729024 will be delivered to Buyer in accordance with Section 6.11 and will be true, correct and complete.

     5.08. Compliance with Laws.

     729024 has complied, and is now in compliance, in all material respects with all federal, state, local and foreign laws, ordinances and regulations (b) no claims or complaints from any governmental authorities or other parties have been asserted or received by 729024 which are still pending or outstanding and, to the knowledge of the 729024, none is threatened.

     5.09. No Material Misstatement or Omission. Neither this Agreement (including any Schedule hereto) nor any certificate or other document furnished by 729024 in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. To the knowledge of 729024, there is no fact specifically relating to 729024 which 729024 has not disclosed to Buyer in writing which has resulted in, or would reasonably be expected to result in, a Material Adverse Change.

     5.10. No Undisclosed Liabilities.

     There are no liabilities of 729024 of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such liability, other than as disclosed in the Schedules to this Agreement.

                                   ARTICLE VI

                              PRE-CLOSING COVENANTS


     6.01. Corporate Investigation by Buyer.

     Sellers shall give and shall cause the Company to give to Buyer and its attorneys, accountants and other representatives, full access during normal business hours to make or cause to be made such investigation of the properties and business of the Company and of its financial and legal condition as Buyer deems necessary or advisable to familiarize itself with such properties, business and other matters, provided that such investigation shall not interfere unnecessarily with normal operations. Each of the Sellers agrees to furnish, and to cause the Company to furnish, such financial and operating data and other information with respect to the business and properties of the Company as Buyer shall from time to time reasonably request.

     6.02. Confidentiality.

     (a) From the date hereof up to the Closing Date, Buyer shall, and shall cause each of its affiliates and each of the directors, officers, employees, agents, advisors and representatives ("Representatives") of Buyer and its affiliates to, (i) maintain in confidence any and all information concerning the Company provided to them by Sellers or the Company or otherwise learned by them in the course of the negotiation of this Agreement and the transactions contemplated hereby and by their investigation of the Company and (ii) disclose such information only to persons, corporations or other entities which are under the control of Buyer or an affiliate thereof, or to third parties serving as Buyer's advisors. If the transactions contemplated by this Agreement shall not be consummated (whether this Agreement is terminated pursuant to Article XII or otherwise), such confidence shall be maintained and such information shall not be used in competition with the Company. It is understood that Buyer shall have no liability hereunder for disclosure or use of any such information which (i) is in or, through no fault of Buyer, its affiliates, the Representatives of Buyer or its affiliates, comes into the public domain, or (ii) was known to Buyer prior to September 1, 1998, or (iii) was acquired by Buyer from other sources, provided such sources are not, to Buyer's knowledge, bound by any confidentiality agreement with Sellers or the Company or any affiliate thereof or (iv) which Buyer is legally required to disclose.

     (b) If the transactions contemplated by this Agreement shall be consummated, Sellers shall, and shall cause each of its affiliates and each of the Representatives of Sellers and their affiliates to (i) maintain in confidence any and all information concerning the Company and (ii) refrain from using any and all information for their own benefit or in competition with or otherwise to the detriment of Buyer or its affiliates or the Company. It is understood that Sellers shall have no liability hereunder for disclosure or use of any such information which (i) is in or, through no fault of Seller, its affiliates, the Representatives of Sellers or their affiliates, comes into the public domain, or (ii) was acquired by Sellers from other sources after the Closing, provided such sources are not, to Sellers' knowledge, bound by any confidentiality agreement with Buyer, any affiliate of Buyer or the Company or
(iii) Sellers are legally required to disclose.

     6.03. Intentionally Deleted.

     Intentionally Deleted.

     6.04. Maintenance of Insurance.

     From the date hereof up to the Closing Date, Sellers shall maintain or cause the Company to maintain in full force and effect all presently existing insurance coverage with respect to the Company and the operation of its business, and will take no action which will cause a retroactive cancellation, or a lapse or reduction of the benefits, thereof.

     6.05. Additional Disclosure.

     (a) Sellers shall promptly notify Buyer in writing of, and furnish Buyer any information it may reasonably request with respect to, the occurrence to Sellers' knowledge of any event or condition or the existence to Sellers' knowledge of any fact that would cause any of the conditions to Buyer's obligation to consummate the purchase and sale of the Stock not to be fulfilled or that will cause or constitute a breach of any of the Sellers' representations and warranties as of the date of this Agreement.

     (b) Any agreements, contracts, leases, licenses, commitments or instruments of the Company entered into between the date hereof and Closing that would have been required to be listed on Schedule 2B.13 if entered into prior to the date hereof shall be delivered to Buyer by Sellers promptly after being entered into and shall be deemed to be "Contracts".

     6.06. Certain Licenses and Permits.

     Each of the Sellers covenants that all licenses, permits and authorizations which are held in the name of Sellers or any of its affiliates, or any of their respective employees, officers, directors, shareholders, agents or otherwise on behalf of the Company shall be duly and validly transferred to the Company without consideration prior to the Closing and that the warranties, representations, covenants and conditions contained in this Agreement shall apply to the same as if held by the Company as of the date hereof.

     6.07. Non-Interference.

     Each of the Sellers shall not for a period of three years following the Closing Date interfere with the Company's relationships with, solicit the employment of any person or endeavor to employ or entice away from the Company, any person who at any time on or after the date hereof was an employee of the Company (other than those individuals resigning as contemplated by Section 6.18(c)). This provision shall not apply to any general and anonymous media advertisements or action of employee recruitment firms not focused on the Company's employees.

     6.08. Other Transactions.

     From the date of this Agreement up to the Closing, none of the Sellers, the Company nor any other affiliate of Sellers shall, nor shall they permit any of their respective officers, directors or other representatives to, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any person or group (other than Buyer and its representatives) concerning any merger, sale of securities, sale of substantial assets or similar transaction involving the Company. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or other representative of Sellers, the Company or any other affiliate of Sellers, whether or not such person is purporting to act on behalf of Sellers, the Company, any other affiliate of Sellers or otherwise, shall be deemed to be a breach of this Section 6.09 by Sellers. In the event that Sellers, the Company, or any other affiliate of Sellers receives a proposal relating to any such transaction, Sellers shall promptly notify Buyer of such proposal.

     6.09. Effect of Termination and Abandonment.

     If the Closing contemplated by Section 1.02 does all not occur for any reason other than by those specifically provided for in Article XII (other than a breach by the Sellers or the Company), then the Company agrees to pay to the Buyer the amount of US $200,000 to cover the expenses of the Buyer. It is expressly understood that nothing in this Section 6.09 is intended to limit in any way the Buyer's right to the remedies provided for in Article XI.

     6.10. Amalgamation of 830212 and 729024 with the Company.

     830212, the 830212 Shareholders, 729024, the 729024 Shareholders, the Company and the Sellers agree to vote their shares in order to cause the Amalgamation of 830212 and 729024 with the Company prior to the Closing Date. It is expressly understood that once the Amalgamation has taken place, all references to the Company shall be deemed to mean the Company, 830212 and 729024.

     6.11. Schedules.

     Within fourteen (14) days of the signing of this Agreement, the Sellers shall deliver to the Buyer all the schedules referred to in Articles IIA & IIB of this Agreement. Upon delivery to Buyer and acceptance thereof by Buyer, such schedules shall be the Schedules to Articles IIA & IIB of this Agreement for all purposes, including, without limitation, Buyer's due diligence rights under
Section 6.13 and related termination rights under Section 12.03.

     6.12. Financial Statements.

     Sellers  shall cause the Company to deliver the Tax Returns  referred to in
Section 2B.15(b)(i) to the Buyer.

     6.13. Due Diligence.

     Buyer shall have forty-five (45) days from the date hereof to complete its due diligence review of the Company and its operations, during which period the Sellers shall cause the Company to comply with all reasonable requests by the Buyer for all additional information concerning the Company and its operations. If at the end of such forty-five (45) day period Buyer has not exercised its termination rights under Section 12.03, Buyer shall be deemed to be satisfied with its due diligence review; provided, however, such satisfaction shall not limit in any way indemnification rights of Buyer under this Agreement.

     6.14. Assistance.

     Should the Buyer wish to incorporate a Nominee pursuant to Section 1.04, Sellers will reasonably cooperate in the formation of the Nominee, including any continuation of the Company, in the jurisdiction that the Buyer elects. The Sellers shall not, however, be obligated to become shareholders of an unlimited liability corporation.

     6.15. Form 116.

     Gillian Pershaw shall deliver to Purchaser a certificate issued by the Minster of National Revenue under Subsection 116(2) of the Income Tax Act (Canada) exempting Purchaser from withholding any amount under Section 116 of the Income Tax Act (Canada) with respect to the acquisition by Purchaser of the Stock of the Company owned by Gillian Pershaw.

     6.16. Escrow.

     At the Closing, Sellers shall place the amount of CDN $500,000 into escrow for a period of six months upon the terms of the Escrow Agreement attached hereto as Exhibit A to cover any amounts due the Buyer pursuant to either
Article XI or Section 1.03.

     6.17. Real Estate.

     The Buyer agrees to the lease executed by the Company, a copy of which is attached hereto as Exhibit B, which lease shall be amended on Closing by (i) extending the term to seven years from Closing (ii) adjusting the rent to $8 per square foot on a fully net basis and allowing Buyer the option to extend the lease for a period of up to three years on fair market rent not to be less than the rent payable during the first seven years after Closing.

     6.18. Closing for Seller.

     If each pre-closing covenant set forth in Article VI and each closing condition set forth in Article IX are (i) performed or complied with by Buyer or
(ii) waived by the Sellers, and if this Agreement is not terminated in accordance with Article XII, then the Sellers shall, on the Closing Date:

     (a) take, and shall cause the Company to take, all actions as may be required by legal counsel for the Buyer, acting reasonably, to duly and validly transfer the Stock to the Buyer or its Nominee, including, without limitation, to cause the Company (i) to make the necessary inscriptions in the register of the Company in order to record the transfer of the Stock in favor of the Buyer or its Nominee, and (ii) to deliver to the Buyer or its Nominee, upon the cancellation of the old share certificates representing the Stock, a new certificate in its name representing the Stock;

     (b) deliver to the Buyer or its Nominee at the place of Closing (i) certificates for the Stock, duly endorsed for transfer to the Buyer or its Nominee, and (ii) a certificate executed by each of the Sellers to the effect that each of the Sellers' representations and warranties in this Agreement (except as qualified in the certificate) are true and correct in all respects as of the Closing Date as if made on the Closing Date and that the Sellers have complied with each of their covenants in this Agreement.

     (c) if required by the Buyer, cause all or any of the directors, officers and auditors of the Company (i) to resign from the Company, as the case may be, effective on the Closing Date, and (ii) to deliver to the Company, as the case may be, at the place of Closing resignations and releases substantially in the form of Schedule 6.18(c) provided to Buyer in accordance with Section 6.11;

     (d) deliver to the Buyer at the place of Closing certified copies of resolutions of the directors of the Company (in form and substance satisfactory to the Buyer's legal counsel, acting reasonably) (i) authorizing and approving the sale, assignment and transfer of the Stock from the Sellers to the Buyer or its Nominee and their registration in the name of the Buyer or its Nominee, (ii) accepting the resignations effective on the Closing Date of the directors, officers and auditors referred to in Section 6.18(c) and (iii) appointing such new directors, officers and accountants of the Company as may be nominated by the Buyer;

     (e) deliver to the Buyer duly executed and delivered Employment Contracts between the Company, on the one hand, and Ram Ramachandran and Craig Sutton, on the other hand, substantially in the form of Exhibits C and D, respectively, attached hereto, provided that they are satisfactory to Buyer;

     (f) deliver to the Buyer a duly executed and delivered non-competition agreement between the Company and Philip White (i) containing provisions similar to the non-competition provisions set forth in Exhibits C and D, (ii) language which shall explicitly provide that Philip White will not and will never use, will not and will never license others to use and will not permit Filtran Ltd. or any successor to use, the name (a) "Filtran Microcircuits" or any variation thereof for any product and (b) "Filtran" in connection with any product utilizing microcircuitry technology, except that such agreement will not restrict Philip White from continuing his current role as CEO, Chairman and shareholder of Filtran Ltd.

     (g) deliver to the Buyer a certificate and articles of amalgamation together with the relevant corporate resolutions and documents evidencing that the Amalgamation among 830212, 729024 and the Company has taken place; and

     (h) deliver to the Buyer the opinion of LaBarge Weinstein, counsel for Seller, substantially in the form set forth as Exhibit E.

     6.19. Closing for Buyer.

     If each pre-closing covenant set forth in Article VI, and each closing condition set forth in Article VIII are (i) performed or complied with by Sellers, 729024 and 830212, as the case may be, or (ii) waived by the Buyer, and if this Agreement is not terminated in accordance with Article XII, then the Buyer shall, on the Closing Date:

     (a) deliver to Sellers at the place of Closing a certificate executed by the Buyer to the effect that each of the Buyer's representations and warranties in this Agreement (except as qualified in the certificate) is true and correct in all respects as of the Closing Date as if made on the Closing Date and that the Buyer has complied with each of its covenants in this Agreement. The representations and warranties of the Buyer made as of the Closing Date in the Buyer's certificate shall be deemed made as of the Closing Date with the same effect as the representations and warranties made by the Buyer herein; and

     (b) deliver to the Sellers at the place of Closing certified checks made to the order of, or stock certificates of Buyer's common stock registered in the name of the Sellers in accordance with and in the proportions set out in
Schedule I; and

     (c) deliver to Sellers the opinion of Stikeman, Elliot, counsel for Buyer, substantially in the form set forth as Exhibit F.

                                  ARTICLE VIIA


                               CONDUCT OF BUSINESS


     7A.01. Conduct of Business.

     Each of the Sellers agrees to cause the Company, from the date hereof up to the Closing Date, (a) to conduct its business in the ordinary course in accordance with present policies and as heretofore conducted, (b) to preserve its business organization intact, (c) consistent with efficient and economical management, to retain the services of its present officers, employees and agents to the end that it may retain in all material respects the goodwill of the Company and preserve in all material respects its business relationships with customers, suppliers and others, and (d) to maintain all existing material business permits, licenses, qualifications and authorizations. Sellers shall not, and shall not permit the Company to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the purchase and sale of the Stock set forth in Article VI not being satisfied. From and after the date hereof, and up to the Closing Date without limiting the generality of the foregoing Sellers will prevent the Company, without the prior written approval of Buyer, from:

     (i) amending its charter documents or By-laws or other governing documents except as necessary to effect the Amalgamation;

     (ii) issuing or selling any shares of its capital stock or any other securities or issuing any securities convertible into or exchangeable for, or options, warrants to purchase, script, rights to subscribe for, calls or commitments of any character whatsoever relating to, or entering into any contract, understanding or arrangement with respect to the issuance of, any shares of its capital stock or any of its other securities, or entering into any arrangement or contract with respect to the purchase or voting of shares of its capital stock, or adjusting, splitting, reacquiring, redeeming, combining or reclassifying any of its securities, or making any other changes in its capital structure;

     (iii) incurring (contingent or otherwise) any indebtedness for borrowed money except in the ordinary course of business;

     (iv) incurring (contingently or otherwise) any other debt or other obligation to pay money except for normal operating purposes in the ordinary course of business;

     (v) splitting, combining or reclassifying any of its shares, or redeeming, returning, repurchasing or otherwise acquiring shares in its capital stock or other corporate security or reserving, declaring, setting aside or paying any dividends (in cash or in kind) on, or making any distributions in respect of, the outstanding capital stock of the Company or appropriations of profits or capitals;

     (vi) entering into, amending or affirmatively renewing or terminating any contract, commitment, lease (whether of real or personal property) or other agreement, except in the ordinary course of business;

     (vii) making any loan or advance or assuming, endorsing, guaranteeing or entering into any obligation to guarantee the obligation or liabilities of any person, firm, corporation or other entity, except in the ordinary course of business;

     (viii) mortgaging, pledging or subjecting to any lien, charge or other encumbrance any of the assets, properties or business of the Company;

     (ix) selling or otherwise transferring or leasing any properties or assets or canceling any debt or claim or waiving any right or making any gift, or purchasing or otherwise acquiring or leasing any properties or assets, in each case except in the ordinary course of business;

     (x) permitting to lapse any right with respect to any Intellectual Property asset used in the conduct of the business of the Company;

     (xi) granting any increase in wages or salary rates or in employment, retirement, notice, severance, termination or other benefits or paying any bonus or making any loan to any officer, director or employee or shareholder, other than increases or bonuses in the ordinary course consistent with past practice or required by any agreement in effect as of the date of this Agreement and which is disclosed in any of the Schedules hereto, or entering into any employment contract with any person, or adopting any bonus, profit sharing, change of control, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee of the Company;

     (xii) accelerating the collection of accounts receivable, delaying the payment of accounts payable or deferring maintenance and other expenses, reducing inventories, or otherwise increasing cash on hand, in a manner inconsistent with past practice or not in the ordinary course of business;

     (xiii) repaying any indebtedness for borrowed money, except as required by existing debt instruments;

     (xiv) making any material tax election, settling or compromising any liability for Taxes, preparing and filing tax Returns other than on a basis consistent with the Company's past practices or, other than in the ordinary course of business, engaging in any transaction or operating the business in a manner that would directly or indirectly result in any liability for Taxes of the Company;

     (xv) making any change in its accounting methods or practices; or

     (xvi) agreeing, in writing or otherwise, to do any of the foregoing.

     (xvii) ceasing to operate its properties and carrying on its business as heretofore carried on or failing to maintain all of its properties, rights and assets consistently with past practices or failing to do any and all things reasonably necessary and within its power to retain and pursue the goodwill of its business;

     (xviii) discharging any secured or unsecured obligation or liability (whether accrued, absolute, contingent or otherwise,) other than obligations and liabilities discharged in the ordinary course of business and in a manner consistent with past practices;

     (xix) making any capital expenditure except as disclosed in Section 2B.20;

     (xx) removing any director or auditor or terminate any officer, except those directors who will resign in accordance with Section 6.18(c);

     (xxi)  purchasing  or  otherwise   acquiring  any  corporate   security  or
proprietary, participatory or profit interest in any person, firm, corporation or other entity; and

     (xxii) modifying or changing its business organization or its relationship with its suppliers, customers and others having business relations with it.

     In addition, and without limiting the generality of the foregoing, from the date hereof up to the Closing Date, the Seller shall cause the Company to:

     (i) (A) comply with all laws, (B) duly and punctually file all reports and returns required to be filed by any laws and (C) pay or provide for the payment of all taxes;

     (ii) maintain its books in a manner that fairly and accurately reflects its income, expenses and liabilities in accordance with generally accepted accounting principles consistently applied and using accounting policies, practices and calculations applied on a basis consistent with past periods and throughout the periods involved;

     (iii) maintain in full force and effect insurance policies on all of its properties providing coverage and amounts of coverage comparable to the coverage and amounts of coverage provided under its insurance policies in effect on the date hereof;

     (iv) perform duly and punctually all of its contractual obligations in accordance with the terms thereof; and

     (v) maintain and keep its properties in good condition and working order, except for ordinary wear and tear.

                                  ARTICLE VIIB


                 PRE-CLOSING COVENANTS OF THE HOLDING COMPANIES


     7B.01. Pre-Closing Covenants of the Holding Companies.

     From the date hereof, neither of the Holding Companies shall: (i) incur any liability or (ii) engage in any business except the ownership of shares of Stock.


                                  ARTICLE VIII


                        CONDITIONS TO BUYER'S OBLIGATIONS


     The obligations of Buyer hereunder are subject to the satisfaction, or waiver in writing by Buyer, on or prior to the Closing Date, of the following conditions:

     8.01. Accuracy of Representations and Warranties.

     The representations and warranties of the Holding Companies set forth in Articles IV & V hereof and representations warranties of Sellers set forth in Articles IIA & IIB hereof shall be true and correct in all material respects on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and each of the Sellers and the Holding Companies shall have delivered to Buyer a certificate to that effect, dated the Closing Date, and signed by the President or a Vice President of each of the Sellers and of the Holding Companies.

     8.02. Performance of Covenants.

     Each and all of the covenants and agreements of Seller to be performed or complied with prior to or on the Closing Date shall have been duly performed or complied with by Sellers, and Sellers shall have delivered to Buyer a certificate to that effect, dated the Closing Date and signed by the President or a Vice President of Seller.

     8.03. Government Approvals.

     There shall have been obtained from all appropriate governmental agencies and authorities all approvals, consents and assurances, in form and substance reasonably satisfactory to the Buyer's legal counsel, necessary in order to permit the transactions contemplated herein to be completed on the Closing Date without affecting or resulting in the termination, cancellation, modification, amendment, variation or renegotiation of this Agreement or any Contract, including without limitation all such approvals, consents and assurances required pursuant to the Investment Canada Act.

     8.04. Consents.

     All consents, waivers and approvals set forth in Schedule 8.04 hereto shall have been received.

     8.05. No Legal Proceedings.

     No investigation, action or proceeding by or before any court or other governmental authority shall have been commenced or threatened, and no inquiry shall have been received, that in the reasonable judgment of the Board of Directors of Buyer may lead to an action or proceeding to restrain or challenge the transactions contemplated by this Agreement or may impose material liability on Buyer or its affiliates or the Company if such transactions are consummated.

     8.06. Stock Certificates.

     Each of the Sellers shall have delivered to Buyer certificates representing the Stock, duly endorsed in blank, or accompanied by appropriate stock powers in proper form for transfer.

     8.07. No Material Changes.

     On or after the date of this Agreement there shall not have been any material adverse change in the financial condition, business, assets, results of operations or prospects of the Company nor shall any change of law have occurred which, in the reasonable opinion of Buyer, materially and adversely affects or may materially and adversely affect the company.

     8.08. Employment Contract.

     On or prior to the Closing Date, each of Ram Ramachandran and Craig Sutton shall have executed and delivered to the Company an Employment Contract substantially in the form of Exhibits C and D attached hereto, said form being satisfactory to Buyer.

     8.09. Intercompany Accounts.

     Effective immediately prior to the Closing, all amounts then payable by Sellers or any affiliate of Sellers to the Company shall have been repaid in full.

     8.10. Amalgamation. The Amalgamation contemplated by Section 6.10 shall have been consummated.


                                   ARTICLE IX


                       CONDITIONS TO SELLER'S OBLIGATIONS


     The obligations of Sellers hereunder are subject to the satisfaction, or waiver in writing by Sellers, on or prior to the Closing Date of the following conditions:

     9.01. Accuracy of Representations and Warranties.

     The representations and warranties of Buyer set forth in Article III hereof shall be true and correct in all material respects on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Buyer shall have delivered to Seller a certificate to that effect, dated the Closing Date, and signed by the President or a Vice President of Buyer.

     9.02. Performance of Covenants.

     Each and all of the covenants and agreements of Buyer to be performed or complied with prior to or on the Closing Date shall have been duly performed or complied with by Buyer, and Buyer shall have delivered to Sellers a certificate to that effect, dated the Closing Date, and signed by the President or a Vice President of Buyer.

     9.03. Governmental Approvals.

     All provisions under the Investment Canada Act and any other required governmental approvals shall have been compiled with, and the waiting periods thereunder shall have expired or have been terminated.

     9.04. No Legal Proceedings.

     No investigation, action or proceeding by or before any court or other governmental authority shall have been commenced or threatened, and no inquiry shall have been received, that in the reasonable judgment of Sellers may lead to an action or proceeding to restrain or challenge the transactions contemplated by this Agreement or may impose material liabilities on Sellers if such transactions are consummated.

     9.05. Payment of Purchase Price.

     Buyer shall have delivered to each Seller, and each Seller shall have received, the Purchase Price payable to Sellers at the Closing pursuant to
Section 1.01 above.

                                    ARTICLE X


                                    SURVIVAL


     10.01. Survival.

     The representations and warranties set forth in this Agreement, in the Schedules hereto or in any certificate or other document delivered with respect thereto will be deemed to be representations and warranties hereunder and shall survive for a period of two years following the closing date except for: (i) any representation and warranty in respect of which a claim based on fraud is made, and except for those representations and warranties contained in Section 2A.02, Articles IV and V, which in each such case shall remain in full force and effect for an unlimited period of time following the Closing Date; (ii) any representation or warranty relating to Tax matters, which shall survive until sixty days after the last date on which the relevant tax authority is entitled to assess or reassess the Company with respect to such Tax matters. All covenants, representations, warranties and agreements made by Seller shall be unaffected by any investigation made by Buyer or by any knowledge obtained as a result thereof or otherwise.


                                   ARTICLE XI


                                 INDEMNIFICATION

     11.01. Environmental Indemnification by Sellers.

     Each of the Sellers will jointly and severally, indemnify, defend, save and hold Buyer, or its Nominee, if any, which it designates to purchase the Stock, and their affiliates (including, after the Closing, the Company) and any of its and their respective directors, officers, employees or agents ("Buyer's
Affiliates") harmless from and against any and all damage, liability, loss, penalty, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses, consultants' and investigators' fees and expenses, and other costs and expenses incident to any suit, action or proceeding or any governmental investigation of any environmental condition incurred by Buyer or any of the Buyer's Affiliates) (together, "Losses") incurred or sustained by Buyer or any of Buyer's Affiliates or which may be claimed against Buyer or any of Buyer's Affiliates which shall arise out of or result from (i) any breach of any representation and warranty given or made by Seller in Section 2B.17 or in any certificate delivered with respect thereto or (ii) by reason of, in connection with, arising out of or resulting directly or indirectly from, the transportation, treatment, storage or disposal of any Hazardous Substance not in accordance with applicable Environmental Laws or with standards existing at Closing, including, without limitation, the Guideline for Use at Contaminated Sites in Ontario (February,
1997), or any release to the environment of a Hazardous Substance not in accordance with applicable Environmental Laws or with standards existing at Closing, including, without limitation, the Guideline for Use at Contaminated Sites in Ontario (February, 1997), attributable to any act, omission, occurrence, state of facts, condition or circumstance taking place or in existence prior to the Closing Date, but excluding any Losses arising from any matter disclosed in Schedule 11.01.

     11.02. Other Indemnification by Sellers.

     Subject to Section 11.06, each of the Sellers will jointly and severally (except for subsection (b) below which shall be severally as to each Seller) indemnify, defend, save and hold Buyer and any of Buyer's Affiliates harmless from and against any and all Losses incurred or sustained by Buyer or any of Buyer's Affiliates (other than any relating to environmental matters, for which indemnification provisions are set forth in Section 11.01) which shall arise out of or result from (a) any breach of any representation and warranty given or made by Sellers or the Holding Companies herein or in any certificate delivered with respect thereto (except for any breach of any representation and warranty given or made by a Seller in Article IIA or in any certificate delivered with respect thereto), (b) any breach of any representation and warranty given or made by a Seller in Article IIA or any certificate delivered with respect thereto, (c) the noncompliance with or nonperformance of any agreement, obligation or covenant of Sellers under this Agreement or (d) the noncompliance with or nonperformance of any agreement, obligation or covenant of the 830212 Shareholders or the 729024 Shareholders under this Agreement. Any claim for indemnification hereunder must be made by notice to Sellers' Agent within the applicable time period specified in Section 10.01.

     11.03. Indemnification by Buyer.

     Buyer  will  indemnify,  defend,  save  and hold  Sellers  and any of their respective affiliates and any of their or their affiliate's respective directors, officers, employees or agents ("Seller's Affiliates") harmless from and against any and all Losses incurred or sustained by Sellers or any of Sellers' Affiliates which shall arise out of or result from (a) any breach of any representation and warranty given or made by Buyer herein or in any certificate delivered with respect thereto or (b) the noncompliance with or nonperformance of any agreement, obligation or covenant of Buyer under this Agreement. Any claim for indemnification hereunder for any breach of a representation or warranty must be made by notice to Buyer within the applicable time period specified in Section 10.01.

     11.04. Third-Party Claims.

     Reasonably promptly after service of notice of any claim or of process by any third person in any matter in respect of which indemnity may be sought from the other party pursuant to this Agreement, the party in receipt of the claim (the "Indemnified Party") shall notify the other party (the "Indemnifying Party") of the receipt thereof. Failure to give such notice reasonably promptly shall not relieve the Indemnifying Party of its obligation hereunder; provided, however, that if such failure to give notice reasonably promptly adversely affects the ability of the Indemnifying Party to defend such claims or materially increases the amount of indemnification which the Indemnifying Party is obligated to pay hereunder, the amount of indemnification to which the Indemnified Party will be entitled to receive shall be reduced to an amount which the Indemnified Party would have been entitled to receive had such notice been timely given. Unless the Indemnifying Party shall notify the Indemnified Party that it elects to assume the defense of any such claim or process or settlement thereof (such notice to be given as promptly as reasonably possible in view of the necessity to arrange for such defense (and in no event later than 10 days following the aforesaid notice) and to be accompanied by an acknowledgment of the Indemnifying Party's obligation to indemnify the Indemnified Party in respect of such matter), the Indemnified Party shall assume the defense of any such claim or process or settlement thereof. Such defense shall be conducted expeditiously (but with due regard for obtaining the most favorable outcome reasonably likely under the circumstances, taking into account costs and expenditures) and the Indemnifying Party or Indemnified Party, as the case may be, shall be advised promptly of all developments. If the Indemnifying Party assumes the defense, the Indemnified Party will have the right to participate fully in any such action or proceeding and to retain its own counsel, but the fees and expenses of such counsel will be at its own expense unless (i) the Indemnifying Party shall have agreed to the retention of such counsel for both the indemnifying and indemnified parties or (ii) the named parties to any such suit, action or proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No settlement of a claim by either party shall be made without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any such action or proceeding (and shall be liable for the fees and expenses of counsel incurred by the Indemnified Party in defending such matter) seeking an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party and the Indemnified Party shall have the sole and exclusive right to settle such matter.

     11.05. Offset.

     Each of the Sellers acknowledges and agrees that the Buyer shall be entitled to offset any amount payable as an indemnity claim under Sections 11.01 and 11.02 against any payment due to such Seller pursuant to this Agreement, at Buyer's sole option; provided that, prior to the due date of any such payment, the Buyer shall have delivered to the Seller's Agent (as defined hereafter) a notice of its intention to offset against such payment together with all details of the amount of, and basis for, such offset. In the event an indemnity claim, other than a frivolous indemnity claim, under Sections 11.01 and 11.02 is disputed by the Sellers, then any payments due by Buyer to Sellers pursuant to this Agreement, may be suspended to the extent of such indemnity claim until such dispute is finally resolved without such suspension being deemed a default.

     11.06. Indemnification Limitations and Mitigation.

     Notwithstanding anything else contained in this Agreement:

     (a) the indemnification provided for by the Sellers in this Article XI or any other claim by the Buyer against the Sellers in connection with this Agreement shall be subject to the limitation that any and all payments payable to the Buyer and/or the Buyer's Affiliates pursuant to indemnification by the Sellers under this Article XI or pursuant to any other claim made by the Buyer in connection with this Agreement shall not, in the aggregate, exceed the Purchase Price as adjusted by Section 1.03, provided, however, that with regard to any indemnification by the Sellers pursuant to Section 11.02(a) or (d), there shall be no limit on the amounts payable by the 830212 Shareholders and the 729024 Shareholders;

     (b) except as provided in the proviso to paragraph (a) above, the indemnification provided for by the Sellers in this Article XI or any other claim by the Buyer against the Sellers in connection with this Agreement shall be subject to the further limitation that any and all payments payable to the Buyer and/or the Buyer's Affiliates pursuant to indemnification by any particular Seller under this Article XI or pursuant to any other claim made by the Buyer in connection with this Agreement shall not, in the aggregate, exceed 100% of the proceeds received by such Seller under this Agreement;

     (c) without prejudice to Buyer's rights of recovery against the Sellers except as provided in Sections 10.01, 11.02 or clauses 11.06(a), (b) or (e) herein, where any claim hereunder relates to any matter which is in whole or in part insured by any insurance policy in respect of the Company or Sellers, the Buyer shall take all necessary steps to ensure that such claim is also made against the relevant insurer and pursued with all reasonable expedition;

     (d) where the Company or the Buyer is entitled to recover from a third party or claim reimbursement of any sum in respect of which it also has a claim or potential claim under this Agreement, the Buyer shall take all reasonable steps to enforce the recovery or reimbursement;

     (e) the liability of Sellers under this Agreement shall be reduced by the amount of any recoveries which have been actually received or obtained by the Company or the Buyer from any insurer or third party responsible or partly responsible for the act, matter or circumstances giving rise to such breach or claim or from any insurance policy covering such breach or claim. If any recovery is made after the Sellers have made full payment to the Buyer in full satisfaction of any such liability or claim, the Buyer and/or the Buyer's Affiliates shall refund or procure that there is refunded to such Sellers the lesser of (i) the amount of such payment by such Sellers to the Buyer and (ii) the amount of such recovery; and

     (f) no monetary amount will be payable by the Sellers to the Buyer with respect to the indemnification of any claims pursuant to Sections 11.01 and 11.02(a) until the aggregate amount of Losses incurred by the Buyer with respect to such claims shall exceed on a cumulative basis an amount equal to fifty thousand Canadian dollars (CDN $50,000) (the "Basket"), in which event the Sellers shall be responsible only for the amounts in excess of the Basket.


                                   ARTICLE XII


                                   TERMINATION


     12.01. Mutual Agreement.

     This Agreement may be terminated at any time prior to the Closing by mutual written agreement of Buyer and Seller.

     12.02. Noncompliance or Nonperformance.

     This Agreement may be terminated by written notice by Buyer to Sellers or by Sellers to Buyer, without prejudice to the terminating party's rights to claim damages or other relief, if (a)(i) any of the terms, covenants or conditions of this Agreement to be complied with or performed at or before the Closing by the Buyer, if Sellers propose to terminate, or any of the Sellers, the Company, 830212, or 729024, if Buyer proposes to terminate, shall not have been complied with or performed on the Closing Date, and (ii) such noncompliance or nonperformance shall not have been waived by the party giving notice of termination or (b) the Closing shall not have occurred on or prior to February 15, 1999.

     12.03. Due Diligence Termination.

     Buyer may, by written notice to Sellers' Agent within the time period specified in Section 6.13, terminate the Agreement if it is dissatisfied, acting reasonably, with its due diligence of the Company and its operations. In such case each party shall bear its own costs and expenses; provided, however, nothing contained within Section 12.03 shall relieve any party from responsibility for any breach that occurred prior to such termination.


                                  ARTICLE XIII


                                  MISCELLANEOUS


     13.01. Integration; Amendment.

     Except with respect to the nondisclosure agreements signed in contemplation of this Agreement, this Agreement (including the Schedules and Exhibits attached hereto) constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, relating to the subject matter hereof. There are no conditions, waivers, representations or other agreements between the parties in connection with the subject matter of this Agreement (whether written or oral, express or implied, statutory or otherwise) except as specifically set out in this Agreement. The terms of this Agreement cannot be changed, modified, released or discharged orally.

     13.02. Sellers' Agent.

     In order to administer efficiently the determination of certain matters under this Agreement, including the defense and/or settlement of any claims for which the Sellers may be required to indemnify the Buyer pursuant to Sections 11.01 and 11.02 of this Agreement, the Sellers hereby irrevocably appoint Philip White (the "Sellers' Agent") or any successor thereto appointed by the Sellers with the prior written consent of the Buyer, which Agent shall have full power and authority to make all decisions relating to each of the Sellers' respective rights and remedies under this Agreement. All decisions and actions by the Sellers' Agent shall be binding upon all the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same.

     Except as otherwise specifically provided in this Agreement, the Buyer shall deal only with the Sellers' Agent in respect of all matters arising under this Agreement, except with respect to notices which shall be provided by the Buyer to each of the Sellers in accordance with the terms of this Agreement. In no event shall the Buyer be concerned to see to the application or allocation of any moneys paid to the Sellers' Agent by the Buyer, and the Buyer shall be entitled to rely upon the notice provided to the Buyer by the Sellers' Agent or action taken by the Sellers' Agent acting within the scope of his authority, except that, as contemplated by, and subject to the provisions of, Section 1.03, it is understood that the Company may pay certain professional fees relating to this transaction so long as such fees are both invoiced and paid prior to the Closing Date.

     13.03. Assignment.

     This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by Buyer without the prior written consent of Seller or by Seller without the prior written consent of Buyer. Any assignment without the prior written consent of the other party shall be void.

     13.04. Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of a facsimile copy of a signature page shall be deemed to be an original signature page.

     13.05. Headings.

     The headings in this Agreement are included for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

     13.06. Waiver; Requirement of Writing.

     This Agreement cannot be changed or any performance, term or condition waived in whole or in part except by a writing signed by the party against whom enforcement of the change or waiver is sought. Any term or condition of this Agreement may be waived at any time by the party hereto entitled to the benefit thereof. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

     13.07. Finder's Fees; Brokers.

     Each of the Sellers represents and warrants to Buyer and Buyer represents and warrants to Sellers that there are no claims (or any basis for any claims) for brokerage commissions, finder's fees or like payments in connection with this Agreement or the transactions contemplated hereby resulting from any action taken by it or on its behalf.

     13.08. Expenses.

     Each of the parties hereto shall pay, without right of reimbursement from the other party or from the Company, all the costs incurred by it incident to the preparation, execution and delivery of this Agreement and the performance of its obligations hereunder, whether or not the transactions contemplated by this Agreement shall be consummated.

     13.09. Notices.

     Any notice, request, consent, waiver or other communication required or permitted hereunder shall be effective only if it is in writing and personally delivered or sent by prepaid cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, cabled or telecopied, or if mailed, ten days after mailing (two business days in the case of express mail or overnight courier service), as follows: If to Sellers:

                           Philip White
                           229 Colonnade Road
                           Ottawa, Ontario
                           K2E 7K3

                  with a copy to:

                           LaBarge Weinstein
                           333 Preston Street
                           11th Floor
                           Ottawa, Ontario, Canada K1S 5N4

                           Attention:            Lawrence Weinstein

                  If to Buyer:

                           [Buyer or Nominee]
                           c/o Merrimac Industries, Inc.
                           41 Fairfield Place
                           West Caldwell, New Jersey  07006

                           Attention:            Mason N. Carter
                                                 Chairman, President and
                                                 Chief Executive Officer

                  with a copy to:

                           Thomas C. Meriam, Esq.
                           Chadbourne & Parke LLP
                           30 Rockefeller Plaza
                           New York, New York  10112

     or such other person or address as the addressee may have specified in a notice duly given to the sender as provided herein.

     13.10. Applicable Law; Consent to Jurisdiction.

     This Agreement will be construed and interpreted in accordance with and governed by the internal laws of the Province of Ontario without regard to conflicts of laws principles. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the Province of Ontario and Canada for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that, except as set forth below, service of any process, summons, notice or document by registered mail to its respective address set forth in Section 13.09 shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the Province Ontario, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     13.11. Public Announcements.

     None of the parties shall make any press release or public announcement with respect to the transactions contemplated hereby without (a) in the case of Buyer, obtaining the prior approval of Seller and (b) in the case of Seller, obtaining the prior approval of Buyer, except as may be required by law or regulations of securities exchanges. Approvals under this Section 13.11 shall not be unreasonably withheld.

     13.12. No Third-Party Beneficiaries.

     Nothing in this Agreement will be construed as giving any person, firm, corporation or other entity, other than the parties hereto, their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.


                                                     Merrimac Industries, Inc.

                                                     /s/ Mason N. Carter
                                                     ---------------------------
                                                         Mason N. Carter
                                                         Chairman, President and
                                                         Chief Executive Officer

                                                     K.N. Ramachandran


                                                     By_________________________
                                                       Name:
                                                       Title:



                                                     B. Jaya Ramachandran


                                                     By_________________________
                                                       Name:
                                                       Title:



                                                     Peter Smiley


                                                     By_________________________
                                                       Name:
                                                       Title:



                                                     John Andrews


                                                     By_________________________
                                                       Name:
                                                       Title:



                                                     S.L. Ross


                                                     By_________________________
                                                       Name:
                                                       Title:



                                                     Rita Bhatia


                                                     By_________________________
                                                       Name:
                                                       Title:

                                                     Tigner Family Trust


                                                     By_________________________
                                                       Name:
                                                       Title:



                                                     Ross Chiarelli


                                                     By_________________________
                                                       Name:
                                                       Title:



                                                     Howard Soucie


                                                     By_________________________
                                                       Name:
                                                       Title:



                                                     Ashwina Bijoor


                                                     By_________________________
                                                       Name:
                                                       Title:



                                                     Craig Sutton


                                                     By_________________________
                                                       Name:
                                                       Title:



                                                     Filtran Microcircuits, Inc.


                                                     By_________________________
                                                     Name:
                                                     Title:


                                                     830212 Ontario Inc.


                                                     By_________________________
                                                       Name:
                                                       Title:
                                                     830212 Ontario Inc.


                                                     729024 Ontario Ltd.


                                                     By_________________________
                                                       Name:
                                                       Title:

                                                     Eapen Koshy


                                                     By_________________________
                                                       Name:
                                                       Title:



                                                     Rachel Koshy in trust


                                                     By_________________________
                                                       Name:
                                                       Title:



                                                     Rachel Koshy


                                                     By_________________________
                                                       Name:
                                                       Title:



                                                     Ian Bolt


                                                     By_________________________
                                                       Name:
                                                       Title:



                                                     Doren White


                                                     By_________________________
                                                       Name:
                                                       Title:



                                                     Derek White


                                                     By_________________________
                                                       Name:
                                                       Title:



                                                     Gillian Pershaw


                                                     By_________________________
                                                       Name:
                                                       Title:



                                                     Philip White


                                                     By_________________________
                                                       Name:
                                                       Title:


                                                     Coranne White


                                                     By_________________________
                                                       Name:
                                                       Title:

                                   APPENDIX A


                                   DEFINITIONS

     "Accountant" shall have the meaning set forth in Section 2B.07.

     "Amalgamation" shall have the meaning set forth in the Recitals.

     "Base I Value" shall have the meaning set forth in Section 1.03.

     "Base II Value" shall have the meaning set forth in Section 1.03.

     "Basket" shall have the meaning set forth in Section 11.06(f).

     "Benefit Plans" shall have the meaning set forth in Section 2B.17(c).

     "Business know-how" shall have the meaning set forth in Section 2B.11.

     "Buyer" shall have the meaning set forth in the Preamble.

     "Buyer's Affiliates" shall have the meaning set forth in Section 11.01.

     "Canadian GAAP" shall have the meaning set forth in Section 2B.07(c).

     "Closing" shall have the meaning set forth in Section 1.02.

     "Closing Date" shall have the meaning set forth in Section 1.02.

     "Closing Net Book Value" shall have the meaning set forth in Section 1.03.

     "Company"  shall have the  meanings  set forth in the  Preamble and Section
6.10.

     "Contracts" shall have the meanings set forth in Section 2B.13(b) and 6.05(b).

     "Financial Statements" shall have the meaning set forth in Section 2B.08.

     "GAAP" shall have the meaning set forth in 2B.07.

     "Holding Companies" shall have the meaning set forth in the Preamble.

     "Indemnified Party" shall have the meaning set forth in Section 11.04.

     "Indemnifying Party" shall have the meaning set forth in Section 11.04.

     "Intellectual Property" shall have the meaning set forth in Section 2B.11.

     "ITA" shall have the meaning set forth in Section 2B.15(b)(ix).

     "ITCs" shall have the meaning set forth in Section 2B.15(b)(x).

     "Liens" shall have the meaning set forth in Section 2B.15(b)(xv).

     "Losses" shall have the meaning set forth in Section 11.02.

     "Net Book Value" shall have the meaning set forth in Section 1.03.

     "Nominee" shall have the meaning set forth in the Recitals.

     "Purchase Price" shall have the meaning set forth in Section 1.01.

     "Qualification" shall have the meaning set forth in Section 2B.06.

     "Real Property" shall have the meaning set forth in Section 2B.10.

     "Representatives" shall have the meaning set forth in Section 6.02.

     "Sellers" shall have the meaning set forth in the Preamble.

     "Seller's Affiliates" shall have the meaning set forth in Section 11.03.

     "Sellers' Agent" shall have the meaning set forth in Section 13.02.

     "729024 Shareholders" shall have the meaning set forth in the Preamble.

     "Stock" shall have the meaning set forth in the Recitals and shall include all the shares of the Corporation resulting from the Amalgamation.

     "Tax" shall have the meaning set forth in Section 2B.15(a).

     "Tax Returns" shall have the meaning set forth in Section 2B.15(b).

     "830212 Shareholders" shall mean Ian Bolt, Doreen White, Derek White, Gillian Pershaw, Philip White and Coranne White.

     "729024 Shareholders" shall mean Eapen Koshy, Rachek Koshy in trust and Rachel Koshy.